Exhibit 10.50

EXECUTION COPY

BCVA L.L.C.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

DATED AS OF JULY 8, 2010

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

BCVA L.L.C.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of BCVA L.L.C. (the “Company”), dated as of July 8, 2010, by and among Blackstone Holdings III L.P., a société en commandite organized in Québec (the “Managing Member” or “Holdings”), the other members of the Company as set forth in the books and records of the Company, and such other persons that are admitted to the Company as members after the date hereof in accordance herewith.

W I T N E S S E T H

WHEREAS, the Company was formed under the LLC Act (defined below) pursuant to a certificate of formation filed in the office of the Secretary of State of the State of Delaware on June 29, 2010;

WHEREAS, the original limited liability company agreement of the Company was executed as of June 29, 2010 (the “Original Operating Agreement”); and

WHEREAS, the parties hereto now wish to amend and restate the Original Operating Agreement in its entirety as of the date hereof and as more fully set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Advancing Party” has the meaning set forth in Section 7.1(b).

“Affiliate” when used with reference to another person means any person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other person.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as it may be further amended, supplemented, restated or otherwise modified from time to time.

“Alternative Vehicle” means any investment vehicle or structure formed pursuant to Section 2.9 of the BCVP Partnership Agreement or any other “Alternative Vehicle” (as defined in any other BCVP Agreements).

“Applicable Collateral Percentage” has the meaning with respect to any Firm Collateral or Special Firm Collateral as set forth in the books and records of the Company with respect thereto.

“Associates” means Blackstone Cleantech Venture Associates L.L.C., a Delaware limited liability company and the general partner of BCVP.

“Associates LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement, dated as of the date set forth therein, of Associates, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Bankruptcy” means, with respect to any person, the occurrence of any of the following events: (i) the filing of an application by such person for, or a consent to, the appointment of a trustee or custodian of his assets; (ii) the filing by such person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they become due; (iii) the failure of such person to pay his debts as such debts become due; (iv) the making by such person of a general assignment for the benefit of creditors; (v) the filing by such person of an answer admitting the material allegations of, or his consenting to, or defaulting in answering, a Bankruptcy petition filed against him in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such person a bankrupt or insolvent or for relief in respect of such person or appointing a trustee or custodian of his assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive days.

“BCE Agreement” means the limited partnership agreement, limited liability company agreement or other governing document of any limited partnership, limited liability company or other entity named or referred to in the definition of any of “BFREP,” “BFIP,” “BFMEZP,” “BFCOMP” or “Other Blackstone Collateral Entity,” as such limited partnership agreement, limited liability company agreement or other governing document may be amended, supplemented, restated or otherwise modified to date, and as such limited partnership agreement, limited liability company agreement or other governing document may be further amended, supplemented, restated or otherwise modified from time to time, and any other Blackstone Collateral Entity limited partnership agreement, limited liability company agreement or other governing document.

“BCE Investment” means any direct or indirect investment by any Blackstone Collateral Entity.

“BCOM” means (i) Blackstone Communications Partners I L.P., a Delaware limited partnership, and (ii) any other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above.

“BCP VI” is the collective reference to (i) Blackstone Capital Partners VI L.P., a Delaware limited partnership, (ii) Blackstone Capital Partners VI-Executive Fund L.P., a Delaware limited partnership, and (iii) any alternative investment vehicle relating thereto and any parallel fund.

“BCVP” means (i) Blackstone Cleantech Venture Partners L.P., a Delaware limited partnership, and (ii) any Alternative Vehicle relating thereto and any Parallel Fund.

“BCVP Agreements” means (i) the BCVP Partnership Agreement, and (ii) any other BCVP partnership agreements.

“BCVP Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership, dated as of the date set forth therein, of Blackstone Cleantech Venture Partners L.P., a Delaware limited partnership, as it may be amended, supplemented, restated or otherwise modified from time to time.

“BFCOMP” means Blackstone Family Communications Partnership I L.P., Blackstone Family Communications Partnership I-SMD L.P. and any other entity that is an Affiliate thereof and has terms substantially similar to those of the foregoing partnerships and is formed in connection with the participation by one or more partners thereof directly or indirectly in investments in securities also purchased by BCOM or any other funds with substantially similar investment objectives to BCOM and that are sponsored or managed by an Affiliate of the Company (which includes serving as general partner of such funds).

“BFIP” means Blackstone Capital Associates II L.P., Blackstone Capital Associates III L.P., Blackstone Family Investment Partnership II L.P., Blackstone Family Investment Partnership III L.P., Blackstone Family Investment Partnership IV-A L.P., Blackstone Family Investment Partnership IV-A -SMD L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V- SMD L.P., Blackstone Family Investment Partnership VI L.P., Blackstone Family Investment Partnership VI-SMD L.P., Blackstone Family Cleantech Investment Partnership L.P., Blackstone Family Cleantech Investment Partnership - SMD L.P. and any other entity that is an Affiliate thereof and has terms similar to those of the foregoing partnerships and is formed in connection with the participation by one or more of the partners thereof in investments in securities also purchased by BCP VI, BCVP or any other fund with substantially similar investment objectives to BCP VI or BCVP and that are sponsored or managed by an Affiliate of the Company (which includes serving as general partner of such funds).

“BFMEZP” means Blackstone Family Mezzanine Partnership-SMD L.P., Blackstone Family Mezzanine Partnership II-SMD L.P., Blackstone Mezzanine Holdings L.P., Blackstone Mezzanine Holdings II L.P., any entity formed to invest side-by-side with any GSO Fund and any other entity that is an Affiliate thereof and that has terms substantially similar to those of the foregoing partnerships or other entities and is formed in connection with the participation by one or more partners or other equity owners thereof directly or indirectly in investments in securities also purchased by BMEZP I, BMEZP II, any GSO Fund or any other funds with substantially similar investment objectives to BMEZP I, BMEZP II or any GSO Fund and that are sponsored or managed by an Affiliate of the Company (which includes serving as general partner of such funds).

“BFREP” means Blackstone Real Estate Capital Associates L.P., Blackstone Real Estate Capital Associates II L.P., Blackstone Real Estate Capital Associates III L.P., Blackstone Family Real Estate Partnership L.P., Blackstone Family Real Estate Partnership II L.P., Blackstone Family Real Estate Partnership III L.P., Blackstone Family Real Estate Partnership International-A-SMD L.P., Blackstone Family Real Estate Partnership IV-SMD L.P., Blackstone Family Real Estate Partnership International II-SMD L.P., Blackstone Family Real Estate Partnership V-SMD L.P., Blackstone Family Real Estate Partnership VI-SMD L.P., Blackstone Family Real Estate Partnership Europe III-SMD L.P., Blackstone Family Real Estate Special Situations Partnership - SMD L.P., Blackstone Family Real Estate Special Situations Partnership Europe - SMD L.P., Blackstone Real Estate Holdings L.P., Blackstone Real Estate Holdings II L.P., Blackstone Real Estate Holdings III L.P., Blackstone Real Estate Holdings International - A L.P., Blackstone Real Estate Holdings IV L.P., Blackstone Real Estate Holdings International II L.P., Blackstone Real Estate Holdings V L.P., Blackstone Real Estate Holdings VI L.P., Blackstone Real Estate Holdings Europe III L.P., Blackstone Real Estate Special Situations Holdings II L.P., Blackstone Real Estate Special Situations Holdings Europe L.P. and any other entity that is an Affiliate thereof and that has terms substantially similar to those of the foregoing partnerships and is formed in connection with the participation by one or more partners thereof in real estate and real estate-related investments also purchased by BREP VI, BSSF II or BSSF Europe and any other funds with substantially similar investment objectives to BREP VI, BSSF II or BSSF Europe and that are sponsored or managed by an Affiliate of the Company (which includes serving as general partner of such funds).

“Blackstone Commitment” has the meaning set forth in the BCVP Agreements.

“Blackstone Co-Investment Rights” has the meaning set forth in the BCVP Agreements.

“Blackstone Collateral Entity” means any limited partnership, limited liability company or other entity named or referred to in the definition of any of “BFREP,” “BFIP,” “BFMEZP,” “BFCOMP” or “Other Blackstone Collateral Entity.”

“Blackstone Entity” means any partnership, limited liability company or other entity (excluding any natural persons and any portfolio companies of any Blackstone – sponsored fund) that is an Affiliate of The Blackstone Group L.P.

“BMEZP I” means (i) Blackstone Mezzanine Partners L.P., a Delaware limited partnership, and (ii) any other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above.

“BMEZP II” means (i) Blackstone Mezzanine Partners II L.P., a Delaware limited partnership, and (ii) any other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above.

“BREP VI” means (i) Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P. and

Blackstone Real Estate Partners VI.F L.P., each a Delaware limited partnership, (ii) any other Parallel Funds or other Supplemental Capital Vehicles (each as defined in the respective partnership agreements for the partnerships referred to in clause (i) above), or (iii) any other investment vehicle established pursuant to Article 2 of the respective partnership agreements for any of the partnerships referred to in clause (i) above.

“BSSF Europe” means (i) Blackstone Real Estate Special Situations Europe L.P., Blackstone Real Estate Special Situations Europe.1 L.P. and Blackstone Real Estate Special Situations Europe.2 L.P., each a limited partnership formed or to be formed under the laws of the United Kingdom pursuant to the Limited Partnerships Act 1907 of the United Kingdom, (ii) any alternative vehicle, parallel fund or other investment vehicle established pursuant to Article 2 of the partnership agreements for the partnerships referred to in clause (i) above, and (iii) any investment vehicle formed to co-invest with any of the partnerships referred to in clause (i) above using third party capital and that potentially pays Carried Interest Distributions (as such term is used in such partnership agreements).

“BSSF II” means (i) Blackstone Real Estate Special Situations Fund II L.P., a Delaware limited partnership, (ii) Blackstone Real Estate Special Situations Fund II.1 L.P., a Delaware limited partnership, and (iii) Blackstone Real Estate Special Situations Fund II.2 L.P., a Delaware limited partnership, and any alternative vehicles thereof or parallel funds formed in connection therewith.

“Capital Commitment Associates Member Interest” means the interest of the Company, if any, as the sole member of Associates with respect to any Capital Commitment BCVP Interest that may be held by Associates.

“Capital Commitment BCVP Commitment” means the Capital Commitment (as defined in the BCVP Partnership Agreement) of the Company or Associates to BCVP that relates solely to the Capital Commitment BCVP Interest.

“Capital Commitment BCVP Interest” means the Interest (as defined in the BCVP Partnership Agreement), if any, of the Company or Associates as a capital partner in BCVP.

“Capital Commitment BCVP Investment” means the Company’s interest in a specific investment of BCVP, which interest may be held by the Company (i) through the Company’s direct interest in BCVP in the Company’s capacity as a capital partner of BCVP if the Company holds the Capital Commitment BCVP Interest, or (ii) through the Company’s interest in Associates and Associates’ interest in BCVP in Associates’ capacity as a capital partner of BCVP if Associates holds the Capital Commitment BCVP Interest.

“Capital Commitment Capital Account” means, with respect to each Capital Commitment Investment for each Member, the account maintained for such Member to which are credited such Member’s contributions to the Company with respect to such Capital Commitment Investment and any net income allocated to such Member pursuant to Section 7.3 with respect to such Capital Commitment Investment and from which are debited any distributions with respect to such Capital Commitment Investment to such Member and any net losses allocated to such Member with respect to such Capital Commitment Investment pursuant to Section 7.3. In the case of any such distribution in kind, the Capital Commitment Capital Accounts for the related Capital Commitment Investment shall be adjusted as if the asset distributed had been sold in a taxable transaction and the proceeds distributed in cash, and any resulting gain or loss on such sale shall be allocated to the Members participating in such Capital Commitment Investment pursuant to Section 7.3.

“Capital Commitment Class A Interest” has the meaning set forth in Section 7.4(f).

“Capital Commitment Class B Interest” has the meaning set forth in Section 7.4(f).

“Capital Commitment Defaulting Party” has the meaning specified in Section 7.4(g).

“Capital Commitment Deficiency Contribution” has the meaning specified in Section 7.4(g).

“Capital Commitment Disposable Investment” has the meaning set forth in Section 7.4(f).

“Capital Commitment Distributions” means, with respect to each Capital Commitment Investment, all amounts of distributions received by the Company with respect to such Capital Commitment Investment solely in respect of the Capital Commitment BCVP Interest, less any costs, fees and expenses of the Company with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Company that are anticipated with respect thereto, in each case which the Managing Member may allocate to all or any portion of such Capital Commitment Investment as it may determine in good faith is appropriate.

“Capital Commitment Giveback Amount” has the meaning set forth in Section 7.4(g).

“Capital Commitment Interest” means the interest of a Member in a specific Capital Commitment Investment as provided herein.

“Capital Commitment Investment” means any Capital Commitment BCVP Investment, but shall exclude any GP-Related Investment.

“Capital Commitment Liquidating Share” with respect to each Capital Commitment Investment means, in the case of dissolution of the Company, the related Capital Commitment Capital Account of a Member (less amounts reserved in accordance with Section 9.3) as of the close of business on the effective date of dissolution.

“Capital Commitment Member Carried Interest” means, with respect to any Member, the aggregate amount of distributions or payments received by such Member (in any capacity) from Affiliates of the Company in respect of or relating to “carried interest”. “Capital Commitment Member Carried Interest” includes any amount initially received by an Affiliate of the Company from any fund (including BCVP), any similar funds formed after the date hereof, and any other private equity merchant banking, real estate or mezzanine funds, whether or not in existence as of the date hereof) to which such Affiliate serves as general partner (or other similar capacity) that exceeds such Affiliate’s pro rata share of distributions from such fund based upon capital contributions thereto (or the capital contributions to make the investment of such fund giving rise to such “carried interest”).

“Capital Commitment Member Interest” means a Member’s interest in the Company which relates (i) to any Capital Commitment BCVP Interest held by the Company or (ii) through the Company and Associates, to any Capital Commitment BCVP Interest that may be held by Associates.

“Capital Commitment Net Income (Loss)” with respect to each Capital Commitment Investment means all amounts of income received by the Company with respect to such Capital Commitment Investment, including without limitation gain or loss in respect of the disposition, in whole or in part, of such Capital Commitment Investment, less any costs, fees and expenses of the Company allocated thereto and less reasonable reserves for payment of costs, fees and expenses of the Company anticipated to be allocated thereto.

“Capital Commitment Profit Sharing Percentage” with respect to each Capital Commitment Investment means the percentage interest of a Member in Capital Commitment Net Income (Loss) from such Capital Commitment Investment set forth in the books and records of the Company.

“Capital Commitment Recontribution Amount” has the meaning set forth in Section 7.4(g).

“Capital Commitment-Related Capital Contributions” has the meaning set forth in Section 7.1(a).

“Capital Commitment-Related Commitment,” with respect to any Member, means such Member’s commitment to the Company relating to such Member’s Capital Commitment Member Interest, as set forth in the books and records of the Company, including, without limitation, any such commitment that may be set forth in such Member’s Commitment Agreement or SMD Agreement, if any.

“Capital Commitment Special Distribution” has the meaning set forth in Section 7.7(a).

“Capital Commitment Value” has the meaning set forth in Section 7.5.

“Carried Interest” means (i) “Carried Interest,” as defined in the BCVP Partnership Agreement, and (ii) any other carried interest distribution to a Fund GP pursuant to any BCVP Agreement. In the case of each of (i) and (ii) above, except as determined by the Managing Member, the amount shall not be less any costs, fees and expenses of the Company with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Company that are anticipated with respect thereto (in each case which the Managing Member may allocate amongst all or any portion of the GP-Related Investments as it determines in good faith is appropriate).

“Carried Interest Give Back Percentage” means, for any Member or Withdrawn Member, subject to Section 5.8(e), the percentage determined by dividing (A) the aggregate amount of distributions received by such Member or Withdrawn Member from the Company or any Other Fund GPs in respect of Carried Interest by (B) the aggregate amount of distributions made to all Members, Withdrawn Members or any other person by the Company or any Other Fund GP in respect of Carried Interest. For purposes of determining any “Carried Interest Give Back Percentage” hereunder, all Trust Amounts contributed to the Trust by the Company or any Other Fund GPs on behalf of a Member or Withdrawn Member (but not the Trust Income thereon) shall be deemed to have been initially distributed or paid to the Members and Withdrawn Members as members, partners or other equity owners of the Company or any of the Other Fund GPs.

“Carried Interest Sharing Percentage” means, with respect to each GP-Related Investment, the percentage interest of a Member in Carried Interest from such GP-Related Investment set forth in the books and records of the Company.

“Cause” means the occurrence or existence of any of the following with respect to any Member, as determined fairly, reasonably, on an informed basis and in good faith by the Managing Member: (i) (w) any breach by any Member of any provision of any non-competition agreement, (x) any material breach of this Agreement or any rules or regulations applicable to such Member that are established by the Managing Member, (y) such Member’s deliberate failure to perform his or her duties to the Company or any of its Affiliates, or (z) such Member’s committing to or engaging in any conduct or behavior that is or may be harmful to the Company or any of its Affiliates in a material way as determined by the Managing Member; provided, that in the case of any of the foregoing clauses (w), (x), (y) and (z), the Managing Member has given such Member written notice (a “Notice of Breach”) within fifteen days after the Managing Member becomes aware of such action and such Member fails to cure such breach, failure to perform or conduct or behavior within fifteen days after receipt of such Notice of Breach from the Managing Member (or such longer period, not to exceed an additional fifteen days, as shall be reasonably required for such cure, provided that such Member is diligently pursuing such cure); (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any of its Affiliates; or (iii) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony or crime (including any misdemeanor charge involving moral turpitude, false statements or misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery), or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to securities laws, rules or regulations of the applicable securities industry, that such Member individually has violated any applicable securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement), if such conviction or determination has a material adverse effect on (A) such Member’s ability to function as a Member of the Company, taking into account the services required of such Member and the nature of the business of the Company and its Affiliates or (B) the business of the Company and its Affiliates.

“Clawback Adjustment Amount” has the meaning set forth in Section 5.8(e).

“Clawback Amount” means the “Clawback Amount,” as defined in Section 9.4 of the BCVP Partnership Agreement, and any other clawback amount payable pursuant to any BCVP Agreement, as applicable.

“Clawback Provisions” means Section 9.4 of the BCVP Partnership Agreement and any other similar provisions in any other BCVP Agreement existing heretofore or hereafter entered into.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code means, where appropriate, the corresponding provision in any successor statute.

“Commitment Agreements” means the agreements between the Company and the Members, pursuant to which each Member undertakes certain obligations, including the obligation to make capital contributions pursuant to Sections 4.1 and 7.1. The Commitment Agreements are hereby incorporated by reference as between the Company and the relevant Member.

“Company” has the meaning set forth in the preamble hereto.

“Contingent” means subject to repurchase rights and/or other requirements.

The term “control” when used with reference to any person means the power to direct the management and policies of such person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Controlled Entity” when used with reference to another person means any person controlled by such other person.

“Deceased Member” means any Member or Withdrawn Member who has died or who suffers from Incompetence. For purposes hereof, references to a Deceased Member shall refer collectively to the Deceased Member and the estate and heirs or legal representative of such Deceased Member, as the case may be, that have received such Deceased Member’s interest in the Company.

“Default Interest Rate” means the lower of (i) the sum of (a) the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate and (b) 5%, or (ii) the highest rate of interest permitted under applicable law.

“Estate Planning Vehicle” has the meaning set forth in Section 6.3.

“Excess Holdback” has the meaning set forth in Section 4.1(d).

“Excess Holdback Percentage” has the meaning set forth in Section 4.1(d).

“Excess Tax-Related Amount” has the meaning set forth in Section 5.8(e).

“Existing Member” means any Member who is neither a Retaining Withdrawn Member nor a Deceased Member.

“Final Event” means the death, Total Disability, Incompetence, Bankruptcy, liquidation, dissolution or withdrawal from the Company of any person who is a Member.

“Firm Advances” has the meaning set forth in Section 7.1.

“Firm Collateral” means a Member’s or Withdrawn Member’s interest in one or more partnerships or limited liability companies, in either case affiliated with the Company, and certain other assets of such Member or Withdrawn Member, in each case that has been pledged or made available to the Trustee(s) to satisfy all or any portion of the Excess Holdback of such Member or Withdrawn Member as more fully described in the Company’s books and records; provided, that for all purposes hereof (and any other agreement (e.g., the Trust Agreement) that incorporates the meaning of the term “Firm Collateral” by reference), references to “Firm Collateral” shall include “Special Firm Collateral”, excluding references to “Firm Collateral” in Section 4.1(d)(v) and Section 4.1(d)(viii).

“Firm Collateral Realization” has the meaning set forth in Section 4.1(d)(v)(B) with respect to Firm Collateral, and Section 4.1(d)(viii)(B) with respect to Special Firm Collateral.

“Fiscal Year” means a calendar year, or any other period chosen by the Managing Member.

“Fund GP” means the Company (only with respect to the GP-Related BCVP Interest) and the Other Fund GPs.

“GAAP” has the meaning specified in Section 5.1(a).

“Giveback Amount” means any amount payable by Associates under the Giveback Provisions.

“Giveback Provisions” means Sections 5.2(b) and (c) of the BCVP Partnership Agreement and any other similar provisions in any other BCVP Agreement existing heretofore or hereafter entered into.

“GP-Related Associates Member Interest” means the interest of the Company as the sole member of Associates with respect to the GP-Related BCVP Interest, but does not include any interest of the Company in Associates with respect to any Capital Commitment BCVP Interest that may be held by Associates.

“GP-Related BCVP Interest” means the interest of Associates in BCVP as general partner of BCVP, excluding any Capital Commitment BCVP Interest that may be held by Associates.

“GP-Related BCVP Investment” means the Company’s indirect interest in Associates’ indirect interest in an Investment (for purposes of this definition, as defined in the BCVP Partnership Agreement) in Associates’ capacity as the general partner of BCVP, but does not include any Capital Commitment Investment.

“GP-Related Capital Account” has the meaning set forth in Section 5.2.

“GP-Related Capital Contribution” has the meaning set forth in Section 4.1(a).

“GP-Related Class A Interest” has the meaning set forth in Section 5.8(a).

“GP-Related Class B Interest” has the meaning set forth in Section 5.8(a).

“GP-Related Commitment” with respect to any Member means such Member’s commitment to the Company relating to such Member’s GP-Related Member Interest, as set forth in the books and records of the Company, including, without limitation, any such commitment that may be set forth in such Member’s Commitment Agreement or SMD Agreement, if any.

“GP-Related Defaulting Party” has the meaning set forth in Section 5.8(d).

“GP-Related Deficiency Contribution” has the meaning set forth in Section 5.8(d).

“GP-Related Disposable Investment” has the meaning set forth in Section 5.8(a).

“GP-Related Giveback Amount” has the meaning set forth in Section 5.8(d).

“GP-Related Investment” means any investment (direct or indirect) of the Company in respect of the GP-Related BCVP Interest (including, without limitation, any GP-Related BCVP Investment but excluding any Capital Commitment Investment).

“GP-Related Member Interest” of a Member means all interests of such Member in the Company (other than such Member’s Capital Commitment Member Interest), including, without limitation, such Member’s interest in the Company with respect to the GP-Related BCVP Interest and with respect to all GP-Related Investments.

“GP-Related Net Income (Loss)” has the meaning set forth in Section 5.1(b).

“GP-Related Profit Sharing Percentage” means the “Carried Interest Sharing Percentage” and “Non-Carried Interest Sharing Percentage” of each Member; provided that any references in this Agreement to GP-Related Profit Sharing Percentages made (a) in connection with voting or voting rights or (b) GP-Related Capital Contributions with respect to GP-Related Investments (including Section 5.3(b)) means the “Non-Carried Interest Sharing Percentage” of each Member; provided further that, the term “GP-Related Profit Sharing Percentage” shall not include any Capital Commitment Profit Sharing Percentage.

“GP-Related Recontribution Amount” has the meaning set forth in Section 5.8(d).

“GP-Related Required Amounts” has the meaning set forth in Section 4.1(a).

“GP-Related Unallocated Percentage” has the meaning set forth in Section 5.3(b).

“GP-Related Unrealized Net Income (Loss)” attributable to any GP-Related BCVP Investment as of any date means the GP-Related Net Income (Loss) that would be realized by the Company with respect to such GP-Related BCVP Investment if BCVP’s entire portfolio of investments were sold on such date for cash in an amount equal to their aggregate value on such date (determined in accordance with Section 5.1(e)) and all distributions payable by BCVP to the Company (indirectly through the general partner of BCVP) pursuant to the BCVP Partnership Agreement with respect to such GP-Related BCVP Investment were made on such date. “GP-Related Unrealized Net Income (Loss)” attributable to any other GP-Related Investment (other than a Capital Commitment Investment) as of any date means the GP-Related Net Income (Loss) that would be realized by the Company with respect to such GP-Related Investment if such GP-Related Investment were sold on such date for cash in an amount equal to its value on such date (determined in accordance with Section 5.1(e)).

“GSO Fund” means (i) any of GSO Capital Opportunities Fund LP, GSO Capital Opportunities Overseas Fund L.P., GSO Capital Opportunities Overseas Master Fund L.P., GSO Liquidity Partners LP, GSO Liquidity Overseas Partners LP, Blackstone / GSO Capital Solutions Fund LP, Blackstone / GSO Capital Solutions Overseas Fund L.P., Blackstone / GSO Capital Solutions Overseas Master Fund L.P., GSO Targeted Opportunity Partners LP, GSO Targeted Opportunity Overseas Partners L.P., GSO Targeted Opportunity Overseas Intermediate Partners L.P. and GSO Targeted Opportunity Master Partners L.P., or (ii) any alternative vehicle or parallel fund relating to any of the partnerships referred to in clause (i) above.

“Holdback” has the meaning set forth in Section 4.1(d).

“Holdback Percentage” has the meaning set forth in Section 4.1(d).

“Holdback Vote” has the meaning set forth in Section 4.1(d).

“Holdings” means Blackstone Holdings III L.P., a société en commandite organized in Québec and the managing member of the Company

“Incompetence” means, with respect to any Member, the determination by the Managing Member in its sole discretion, after consultation with a qualified medical doctor, that such Member is incompetent to manage his person or his property.

“Initial Holdback Percentages” has the meaning set forth in Section 4.1(d).

“Interest” means a limited liability company interest (as defined in § 18-101(8) of the LLC Act) in the Company, including those that are held by a Retaining Withdrawn Member and including any Member’s GP-Related Member Interest and Capital Commitment Member Interest.

“Investment” means any investment (direct or indirect) of the Company designated by the Managing Member from time to time as an investment in which the Members’ respective interests shall be established and accounted for on a basis separate from the Company’s other businesses, activities and investments, including (a) GP-Related Investments, and (b) Capital Commitment Investments.

“Investor Note” means a promissory note of a Member evidencing indebtedness incurred by such Member to purchase a Capital Commitment Interest, the terms of which were or are approved by the Managing Member and which is secured by such Capital Commitment Interest, all other Capital Commitment Interests of such Member and all other interests of such Member in Blackstone Collateral Entities; provided, that such promissory note may also evidence indebtedness relating to other interests of such Member in Blackstone Collateral Entities, and such indebtedness shall be prepayable with Capital Commitment Net Income (whether or not such indebtedness relates to Capital Commitment Investments) as set forth in this Agreement, the Investor Note, the other BCE Agreements and any documentation relating to Other Sources; provided further, that references to “Investor Notes” herein refer to multiple loans made pursuant to such note, whether made with respect to Capital Commitment Investments or other BCE Investments, and references to an “Investor Note” refer to one such loan as the context requires. In no way shall any indebtedness incurred to acquire Capital Commitment Interests or other interests in Blackstone Collateral Entities be considered part of the Investor Notes for purposes hereof if the Lender or Guarantor is not the lender or guarantor with respect thereto.

“Investor Special Member” means any Special Member so designated at the time of its admission by the Managing Member as a Member of the Company.

“Issuer” means the issuer of any Security comprising part of an Investment.

“L/C” has the meaning set forth in Section 4.1(d).

“L/C Member” has the meaning set forth in Section 4.1(d).

“LLC Act” means the Delaware Limited Liability Company Act, 6 Del.C. § 18-101, et seq., as it may be amended from time to time, and any successor to such Act.

“Lender or Guarantor” means Blackstone Holdings I L.P., in its capacity as lender or guarantor under the Investor Notes, or any other Affiliate of the Company that makes or guarantees loans to enable a Member to acquire Capital Commitment Interests or other interests in Blackstone Collateral Entities.

“Loss Amount” has the meaning set forth in Section 5.8(e).

“Loss Investment” has the meaning set forth in Section 5.8(e).

“Majority in Interest of the Members” on any date (a “vote date”) means one or more persons who are Members (including the Managing Member but excluding Nonvoting Special Members) on the vote date and who, as of the last day of the most recent accounting period ending on or prior to the vote date (or as of such later date on or prior to the vote date selected by the Managing Member as of which the Members’ capital account balances can be determined), have aggregate capital account balances representing at least a majority in amount of the total capital account balances of all the persons who are Members (including the Managing Member but excluding Nonvoting Special Members) on the vote date.

“Managing Member” has the meaning specified in the preamble hereto.

“Member” means any person who is a member of the Company, including the Regular Members, the Managing Member and the Special Members. Except as otherwise specifically provided herein, no group of Members, including the Special Members and any group of Members in the same Member Category, shall have any right to vote as a class on any matter relating to the Company, including, but not limited to, any merger, reorganization, dissolution or liquidation.

“Member Category” means the Managing Member, Existing Members, Retaining Withdrawn Members or Deceased Members, each referred to as a group for purposes hereof.

“Moody’s” means Moody’s Investors Services, Inc., or any successor thereto.

“Net Carried Interest Distribution” has the meaning set forth in Section 5.8(e).

“Net Carried Interest Distribution Recontribution Amount” has the meaning set forth in Section 5.8(e).

“Net GP-Related Recontribution Amount” has the meaning set forth in Section 5.8(d).

“Non-Carried Interest” means, with respect to each GP-Related Investment, all amounts of distributions, other than Carried Interest and other than Capital Commitment Distributions, received by the Company with respect to such GP-Related Investment, less any costs, fees and expenses of the Company with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Company that are anticipated with respect thereto, in each case which the Managing Member may allocate to all or any portion of the GP-Related Investments as it may determine in good faith is appropriate.

“Non-Carried Interest Sharing Percentage” means, with respect to each GP-Related Investment, the percentage interest of a Member in Non-Carried Interest from such GP-Related Investment set forth in the books and records of the Company.

“Non-Contingent” means generally not subject to repurchase rights or other requirements.

“Nonvoting Special Member” has the meaning set forth in Section 6.1(a).

“Other Blackstone Collateral Entity” means any Blackstone Entity (other than any limited partnership, limited liability company or other entity named or referred to in the definition of any of “BFREP,” “BFIP,” “BFMEZP” or “BFCOMP”) in which any limited partner interest, limited liability company interest, unit or other interest is pledged to secure any Investor Note.

“Other Fund GPs” means any entity (other than the Company) through which any Member or Withdrawn Member directly receives any amounts of Carried Interest and any successor thereto; provided, that this includes any other entity which has in its organizational documents a provision which indicates that it is a “Fund GP” or an “Other Fund GP”; provided further, that notwithstanding any of the foregoing, neither Holdings nor any estate planning vehicle established for the benefit of family members of any Member shall be considered a “Fund GP” for purposes hereof.

“Other Sources” means (i) distributions or payments of Capital Commitment Member Carried Interest (which shall include amounts of Capital Commitment Member Carried Interest which are not distributed or paid to a Member but are instead contributed to a trust (or similar arrangement) to satisfy any “holdback” obligation with respect thereto), and (ii) distributions from Blackstone Collateral Entities (other than the Company) to such Member.

“Parallel Fund” has the meaning set forth in Section 2.10(a) of the BCVP Partnership Agreement.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate.

“Qualifying Fund” means any fund designated by the Managing Member as a “Qualifying Fund”.

“Regular Member” means any Member, excluding the Managing Member and any Special Members.

“Repurchase Period” has the meaning set forth in Section 5.8(b).

“Required Rating” has the meaning set forth in Section 4.1(d).

“Retained Portion” has the meaning set forth in Section 7.6.

“Retaining Withdrawn Member” means a Withdrawn Member who has retained a GP-Related Member Interest, pursuant to Section 6.5(f) or otherwise. A Retaining Withdrawn Member shall be considered a Nonvoting Special Member for all purposes hereof.

“Securities” means any debt or equity securities of an Issuer and its subsidiaries and other Controlled Entities constituting part of an Investment, including without limitation common and preferred stock, interests in limited partnerships and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, choses in action, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money-market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible.

“Settlement Date” has the meaning set forth in Section 6.5(a).

“SMD Agreements” means the agreements between the Company and/or one or more of its Affiliates and certain of the Members, pursuant to which each such Member undertakes certain obligations with respect to the Company and/or its Affiliates. The SMD Agreements are hereby incorporated by reference as between the Company and the relevant Member.

“Special Firm Collateral” means interests in a Qualifying Fund or other assets that have been pledged to the Trustee(s) to satisfy all or any portion of a Member’s or Withdrawn Member’s Holdback obligation (excluding any Excess Holdback) as more fully described in the Company’s books and records.

“Special Firm Collateral Realization” has the meaning set forth in Section 4.1(d).

“Special Member” means any person shown on the books and records of the Company as a Special Member of the Company, including any Nonvoting Special Member and any Investor Special Member.

“S&P” means Standard & Poor’s Ratings Group, and any successor thereto.

“Subject Investment” has the meaning set forth in Section 5.8(e).

“Subject Member” has the meaning set forth in Section 4.1(d).

“Successor in Interest” means any (i) shareholder of; (ii) trustee, custodian, receiver or other person acting in any Bankruptcy or reorganization proceeding with respect to; (iii) assignee for the benefit of the creditors of; (iv) officer, director or partner of; (v) trustee or receiver, or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of; or (vi) other executor, administrator, committee, legal representative or other successor or assign of, any Partner, whether by operation of law or otherwise.

“Total Disability” means the inability of a Member substantially to perform the services required of a Regular Member for a period of six consecutive months by reason of physical or mental illness or incapacity and whether arising out of sickness, accident or otherwise.

“Trust Account” has the meaning set forth in the Trust Agreement.

“Trust Agreement” means the Trust Agreement, dated as of the date set forth therein, as amended to date, among the Members, the Trustee(s) and certain other persons that may receive distributions in respect of or relating to Carried Interest from time to time.

“Trust Amount” has the meaning set forth in the Trust Agreement.

“Trust Income” has the meaning set forth in the Trust Agreement.

“Trustee(s)” has the meaning set forth in the Trust Agreement.

“Unadjusted Carried Interest Distribution” has the meaning set forth in Section 5.8(e).

“Unallocated Capital Commitment Interests” has the meaning set forth in Section 8.1(f).

“Withdraw” or “Withdrawal” with respect to a Member means a Member ceasing to be a member of the Company (except as a Retaining Withdrawn Member) for any reason (including death, disability, removal, resignation or retirement, whether such is voluntary or involuntary), unless the context shall limit the type of withdrawal to a specific reason, and “Withdrawn” with respect to a Member means, as aforesaid, a Member who has ceased to be a member of the Company.

“Withdrawal Date” means the date of Withdrawal from the Company of a Withdrawn Member.

“Withdrawn Member” means a Member whose interest in the Company has been terminated for any reason, including the occurrence of an event specified in Section 6.2, and shall include, unless the context requires otherwise, the estate or legal representatives of any such Member.

1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term

“person” includes individuals, partnerships (including limited liability partnerships), companies (including limited liability companies), joint ventures, corporations, trusts, governments (or agencies or political subdivisions thereof) and other associations and entities. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

ARTICLE II

GENERAL PROVISIONS

2.1. Managing, Regular and Special Members. The Members may be Managing Members, Regular Members or Special Members (including Investor Special Members). The Managing Member as of the date hereof is Holdings, the Regular Members as of the date hereof are those persons shown as Regular Members in the books and records of the Company, and the Special Members as of the date hereof are persons shown as Special Members in the books and records of the Company. The books and records of the Company contain the GP-Related Profit Sharing Percentage and GP-Related Commitment of each such Member with respect to the GP-Related Investments of the Company as of the date hereof. The books and records of the Company contain the Capital Commitment Profit Sharing Percentage and Capital Commitment-Related Commitment of each such Member with respect to the Capital Commitment Investments of the Company as of the date hereof. The books and records of the Company shall be amended by the Managing Member from time to time to reflect additional GP-Related Investments, additional Capital Commitment Investments, dispositions by the Company of GP-Related Investments, dispositions by the Company of Capital Commitment Investments, the GP-Related Profit Sharing Percentages of the Members, as modified from time to time, the Capital Commitment Profit Sharing Percentages of the Members, as modified from time to time, the admission and withdrawal of Members and the transfer or assignment of interests in the Company pursuant to the terms of this Agreement. At the time of admission of each additional Member, the Managing Member shall determine in its sole discretion the GP-Related Investments and Capital Commitment Investments in which such Member shall participate and such Member’s GP-Related Commitment, Capital Commitment-Related Commitment, GP-Related Profit Sharing Percentage with respect to each such GP-Related Investment and Capital Commitment Profit Sharing Percentage with respect to each such Capital Commitment Investment. Each Member may have a GP-Related Member Interest and/or a Capital Commitment Member Interest.

2.2. Formation; Name; Foreign Jurisdictions. The Company is hereby continued as a limited liability company pursuant to the LLC Act and shall conduct its activities on and after the date hereof under the name of BVCA L.L.C. The certificate of formation of the Company may be amended and/or restated from time to time by the Managing Member, as an “authorized person” (within the meaning of the LLC Act). The Managing Member is further authorized to execute and deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

2.3. Term. The term of the Company shall continue until December 31, 2060, unless earlier dissolved and its affairs wound up in accordance with this Agreement.

2.4. Purposes; Powers. (a) The purposes of the Company shall be, directly or indirectly through subsidiaries or Affiliates:

(i) to serve as a member, the sole member and the managing member of Associates and perform the functions of a member, the sole member and the managing member of Associates specified in the Associates LLC Agreement and to invest in GP-Related Investments and acquire and invest in Securities,

(ii) to serve as a capital partner of BCVP (including any Alternative Vehicle and any Parallel Fund) and perform the functions of a capital partner of BCVP (including any Alternative Vehicle and any Parallel Fund) specified in the BCVP Agreements,

(iii) to make the Blackstone Commitment or a portion thereof, either directly or indirectly through Associates, and to invest in Capital Commitment Investments and acquire and invest in Securities or other property (directly or indirectly through Associates and/or BCVP (including any Alternative Vehicle and any Parallel Fund),

(iv) to serve as a general partner or limited partner of other partnerships and perform the functions of a general partner or limited partner specified in the respective partnership agreements, as amended, supplemented, restated or otherwise modified from time to time, of any such partnerships,

(v) to serve as a member of limited liability companies and perform the functions of a member specified in the respective limited liability company agreements, as amended, supplemented, restated or otherwise modified from time to time, of any such limited liability companies,

(vi) to carry on such other businesses, perform such other services and make such other investments as are deemed desirable by the Managing Member and as are permitted under the LLC Act, the Associates LLC Agreement, the BCVP Agreements, the respective partnership agreements, as amended, supplemented, restated or otherwise modified from time to time, of any partnership referred to in clause (iv) above and the respective limited liability company agreements, as amended, supplemented, restated or otherwise modified from time to time, of any limited liability company referred to in clause (v) above,

(vii) any other lawful purpose, and

(viii) to do all things necessary, desirable, convenient or incidental thereto.

(b) In furtherance of its purposes, the Company shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including the following:

(i) to be and become a general or limited partner of partnerships, a member of limited liability companies, a holder of common and preferred stock of corporations and/or an investor in the foregoing entities or other entities, in connection with the making of Investments or the acquisition, holding or disposition of Securities or other property or as otherwise deemed appropriate by the Managing Member in the conduct of the Company’s business, and to take any action in connection therewith;

(ii) to acquire and invest in general or limited partner interests, in limited liability company interests, in common and preferred stock of corporations and/or in other interests in or obligations of the foregoing entities or other entities and in Investments and Securities or other property or direct or indirect interests therein, whether such Investments and Securities or other property are readily marketable or not, and to receive, hold, sell, dispose of or otherwise transfer any such partner interests, limited liability company interests, stock, interests, obligations, Investments or Securities or other property and any dividends and distributions thereon and to purchase and sell, on margin, and be long or short, futures contracts and to purchase and sell, and be long or short, options on futures contracts;

(iii) to buy, sell and otherwise acquire investments, whether such investments are readily marketable or not;

(iv) to invest and reinvest the cash assets of the Company in money-market or other short-term investments;

(v) to hold, receive, mortgage, pledge, lease, transfer, exchange or otherwise dispose of, grant options with respect to, and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, all property held or owned by the Company;

(vi) to borrow or raise money from time to time and to issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidences of indebtedness, to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of, or the granting of a security interest in, the whole or any part of the property of the Company, whether at the time owned or thereafter acquired, to guarantee the obligations of others and to buy, sell, pledge or otherwise dispose of any such instrument or evidence of indebtedness;

(vii) to lend any of its property or funds, either with or without security, at any legal rate of interest or without interest;

(viii) to have and maintain one or more offices within or without the State of Delaware, and in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

(ix) to open, maintain and close accounts, including margin accounts, with brokers;

(x) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

(xi) to engage accountants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate any of them as may be necessary or advisable;

(xii) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, to form or cause to be formed and to participate in partnerships and joint ventures, whether foreign or domestic and to form or cause to be formed and be a member or manager or both of one or more limited liability companies;

(xiii) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary, convenient, advisable or incident to carrying out its purposes;

(xiv) to sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment to claims against the Company, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(xv) to distribute, subject to the terms of this Agreement, at any time and from time to time to the Members cash or investments or other property of the Company, or any combination thereof; and

(xvi) to take such other actions necessary, desirable, convenient or incidental thereto and to engage in such other businesses as may be permitted under Delaware law.

2.5. Place of Business. The Company shall maintain a registered office at The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The Company shall maintain an office and principal place of business at such place or places as the Managing Member specifies from time to time and as set forth in the books and records of the Company. The name and address of the Company’s registered agent is The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The Managing Member may from time to time change the registered agent or office by an amendment to the certificate of formation of the Company.

ARTICLE III

MANAGEMENT

3.1. Managing Member. (a) Holdings shall be an original managing member (the “Managing Member”). The Managing Member shall cease to be the Managing Member only if (i) it Withdraws from the Company for any reason, (ii) it consents in its sole discretion to resign as the Managing Member, or (iii) a Final Event with respect to it occurs. The Managing Member may not be removed without its consent. There may be one or more Managing Members. In the event that one or more other Managing Members is admitted to the Company as such, all references herein to the “Managing Member” in the singular form shall be deemed to also refer to such other Managing Members as may be appropriate. The relative rights and responsibilities of such Managing Members will be as agreed upon from time to time between them.

(b) Upon the Withdrawal from the Company or voluntary resignation of the last remaining Managing Member, all of the powers formerly vested therein pursuant to this Agreement and the LLC Act shall be exercised by a Majority in Interest of the Members.

3.2. Member Voting, etc.

(a) Except as otherwise expressly provided herein and except as may be expressly required by the LLC Act, Members (including Special Members) as such shall have no right to, and shall not, take part in the management or control of the Company’s business or act for or bind the Company, and shall have only the rights and powers granted to Members of the applicable class herein.

(b) To the extent a Member is entitled to vote with respect to any matter relating to the Company, such Member shall not be obligated to abstain from voting on any matter (or vote in any particular manner) because of any interest (or conflict of interest) of such Member (or any Affiliate thereof) in such matter.

(c) Meetings of the Members may be called only by the Managing Member.

3.3. Management.

(a) The management, control and operation of the Company and the formulation and execution of business and investment policy shall be vested in the Managing Member. The Managing Member shall, in its discretion, exercise all powers necessary and convenient for the purposes of the Company, including those enumerated in Section 2.4, on behalf and in the name of the Company. All decisions and determinations (howsoever described herein) to be made by the Managing Member pursuant to this Agreement shall be made in its sole discretion, subject only to the express terms and conditions of this Agreement.

(b) Notwithstanding any provision in this Agreement to the contrary, the Company is hereby authorized, without the need for any further act, vote or consent of any person (directly or indirectly through one or more other entities, in the name and on behalf of the Company, on its own behalf or in its capacity as sole member and/or managing member of Associates on Associates’ own behalf or in Associates’ capacity as general partner of BCVP or as general or limited partner, member or other equity owner of any Company Affiliate (as hereinafter defined) or in the Company’s capacity as general or limited partner, member or other equity owner of any Company Affiliate): (i) to execute and deliver, and to perform the Company’s obligations under, any limited liability company agreement of Associates (including, without limitation, the Associates LLC Agreement), including, without limitation, serving as a member, the sole member and the managing member of Associates, (ii) to execute and deliver, and to cause Associates to perform Associates’ obligations under, the BCVP Agreements, including, without limitation, serving as a general partner of BCVP and, if applicable, a capital partner of BCVP, (iii) to execute and deliver, and to perform, or, if applicable, to cause Associates to perform, the Company’s or Associates’ obligations under, the governing agreement, as amended, supplemented, restated or otherwise modified (each a

“Company Affiliate Governing Agreement”), of any other partnership (including, without limitation, Blackstone Tenex L.P.), limited liability company or other entity (each a “Company Affiliate”) of which the Company or Associates is, or is to become, a general or limited partner, member or other equity owner, including, without limitation, serving as a general or limited partner, member or other equity owner of each Company Affiliate, and (iv) to take any action, in the applicable capacity, contemplated by or arising out of this Agreement, any limited liability company agreement of Associates (including, without limitation, the Associates LLC Agreement), the BCVP Agreements or each Company Affiliate Governing Agreement (and any amendments, supplements, restatements and/or other modifications of any of the foregoing).

(c) The Managing Member and any other person designated by the Managing Member, each acting individually, is hereby authorized and empowered, as an authorized person of the Company within the meaning of the LLC Act, or otherwise, or as an authorized representative of the Managing Member (the Managing Member hereby authorizing and ratifying any of the following actions):

(i) to execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Company, on its own behalf or in its capacity as sole member and/or managing member of Associates on Associates’ own behalf or in Associates’ capacity as general partner of BCVP or as general or limited partner, member or other equity owner of any Company Affiliate or in the Company’s capacity as general or limited partner, member or other equity owner of any Company Affiliate), any of the following:

(A)	any agreement, certificate, instrument or other document of the Company, Associates, BCVP or any Company Affiliate (and any amendments, supplements, restatements and/or other modifications thereof), including, without limitation, the following: (I) any limited liability company agreement of Associates (including, without limitation, the Associates LLC Agreement), the BCVP Agreements and each Company Affiliate Governing Agreement, (II) Subscription Agreements on behalf of BCVP, (III) side letters issued in connection with investments in BCVP, and (IV) such other agreements, instruments, certificates and other documents as may be necessary or desirable in furtherance of the Company’s, Associates’, BCVP’s or any Company Affiliate’s purposes (and any amendments, supplements, restatements and/or other modifications of any of the foregoing referred to in (I) through (IV) above);

(B)	the certificates of formation, certificates of limited partnership and/or other organizational documents of the Company, Associates, BCVP and any Company Affiliate (and any amendments, supplements, restatements and/or other modifications of any of the foregoing); and

(C)

any other certificates, notices, applications and other documents (and any amendments, supplements, restatements and/or other modifications thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for the Company, Associates, BCVP or any Company Affiliate to qualify to do business in a jurisdiction in which the Company, Associates, BCVP or such Company Affiliate desires to do business;

(ii) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Company, on its own behalf or in its capacity as sole member and/or managing member of Associates on Associates’ own behalf or in Associates’ capacity as general partner of BCVP or as general or limited partner, member or other equity owner of any Company Affiliate or in the Company’s capacity as general or limited partner, member or other equity owner of any Company Affiliate): (A) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of the Company, Associates, BCVP and/or any Company Affiliate, (B) any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of the Company, Associates, BCVP or any Company Affiliate or any banking facilities or services that may be utilized by the Company, Associates, BCVP or any Company Affiliate, and all checks, notes, drafts and other documents of the Company, Associates, BCVP or any Company Affiliate that may be required in connection with any such bank account or banking facilities or services, (C) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 3.3(c), each acting individually, shall be deemed to have been adopted by the Managing Member, the Company, Associates, BCVP or any Company Affiliate, as applicable, for all purposes).

The authority granted to any person (other than the Managing Member) in this Section 3.3(c) may be revoked at any time by the Managing Member by an instrument in writing signed by the Managing Member.

3.4. Responsibilities of Members. (a) Unless otherwise determined by the Managing Member in a particular case, each Regular Member shall devote substantially all his time and attention to the businesses of the Company and its Affiliates, and each Special Member shall not be required to devote any time or attention to the businesses of the Company or its Affiliates.

(b) All outside business or investment activities of the Members (including outside directorships or trusteeships) shall be subject to such rules and regulations as are established by the Managing Member from time to time.

(c) The Managing Member may from time to time establish such other rules and regulations applicable to Members or other employees as the Managing Member deems appropriate, including rules governing the authority of Members or other employees to bind the Company to financial commitments or other obligations.

3.5. Exculpation and Indemnification. (a) Liability to Members.

Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Member nor any of such Member’s representatives, agents or advisors nor any partner, member, officer, employee, representative, agent or advisor of the Company or any of its Affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Company or any other Member for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person (other than any act or omission constituting Cause), unless there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interests of the Company and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful. Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Company, accountants and other experts or professional advisors, and no action taken by any Covered Person in reliance on such advice shall in any event subject such person to any liability to any Member or the Company. To the extent that, at law or in equity, a Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or to another Member, to the fullest extent permitted by law, such Member acting under this Agreement shall not be liable to the Company or to any such other Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Member otherwise existing at law or in equity, are agreed by the Members, to the fullest extent permitted by law, to modify to that extent such other duties and liabilities of such Member.

(b) Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless (but only to the extent of the Company’s assets (including, without limitation, the remaining capital commitments of the Members) each Covered Person from and against any and all claims, damages, losses, costs, expenses and liabilities (including, without limitation, amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), joint and several, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, “Losses”), arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of such Covered Person’s management of the affairs of the Company or which relate to or arise out of or in connection with the Company, its property, its business or affairs (other than claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, arising out of any act or omission of such Covered Person constituting Cause); provided, that a Covered Person shall not be entitled to indemnification under this Section with respect to any claim, issue or matter if there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interest of the Company and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful; provided further, that if such Covered Person is a Member or a Withdrawn Member, such Covered Person shall bear its share of such Losses in accordance with such Covered Person’s GP-Related Profit Sharing Percentage in the Company as of the time of the actions or omissions that gave rise to such Losses. To the fullest extent permitted by law, expenses (including legal fees) incurred by a Covered Person (including, without limitation, the

Managing Member) in defending any claim, demand, action, suit or proceeding may, with the approval of the Managing Member, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a written undertaking by or on behalf of the Covered Person to repay such amount to the extent that it shall be subsequently determined that the Covered Person is not entitled to be indemnified as authorized in this Section, and the Company and its Affiliates shall have a continuing right of offset against such Covered Person’s interests/investments in the Company and such Affiliates and shall have the right to withhold amounts otherwise distributable to such Covered Person to satisfy such repayment obligation. If a Member institutes litigation against a Covered Person which gives rise to an indemnity obligation hereunder, such Member shall be responsible, up to the amount of such Member’s Interests and remaining capital commitment, for such Member’s pro rata share of the Company’s expenses related to such indemnity obligation, as determined by the Managing Member. The Company may purchase insurance, to the extent available at reasonable cost, to cover losses, claims, damages or liabilities covered by the foregoing indemnification provisions. Members will not be personally obligated with respect to indemnification pursuant to this Section.

3.6. Representations of Members.

(a) Each Regular or Special Member by execution of this Agreement (or by otherwise becoming bound by the terms and conditions hereof as provided herein or in the LLC Act) represents and warrants to every other Member and to the Company, except as may be waived by the Managing Member, that such Member is acquiring each of such Member’s Interests for such Member’s own account for investment and not with a view to resell or distribute the same or any part hereof, and that no other person has any interest in any such Interest or in the rights of such Member hereunder; provided, that a Member may choose to make transfers for estate and charitable planning purposes (in accordance with the terms hereof). Each Regular or Special Member represents and warrants that such Member understands that the Interests have not been registered under the Securities Act of 1933 and therefore such Interests may not be resold without registration under such Act or exemption from such registration, and that accordingly such Member must bear the economic risk of an investment in the Company for an indefinite period of time. Each Regular or Special Member represents that such Member has such knowledge and experience in financial and business matters, that such Member is capable of evaluating the merits and risks of an investment in the Company, and that such Member is able to bear the economic risk of such investment. Each Regular or Special Member represents that such Member’s overall commitment to the Company and other investments which are not readily marketable is not disproportionate to the Member’s net worth and the Member has no need for liquidity in the Member’s investment in Interests. Each Regular or Special Member represents that to the full satisfaction of the Member, the Member has been furnished any materials that such Member has requested relating to the Company, any Investment and the offering of Interests and has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the offering of Interests and any matters pertaining to each Investment and to obtain any other additional information relating thereto. Each Regular or Special Member represents that the Member has consulted to the extent deemed appropriate by the Member with the Member’s own advisers as to the financial, tax, legal and related matters concerning an investment in Interests and on that basis believes that an investment in the Interests is suitable and appropriate for the Member.

(b) Each Regular or Special Member agrees that the representations and warranties contained in paragraph (a) above shall be true and correct as of any date that such Member (1) makes a capital contribution to the Company (whether as a result of Firm Advances made to such Member or otherwise) with respect to any Investment, and such Member hereby agrees that such capital contribution shall serve as confirmation thereof and/or (2) repays any portion of the principal amount of a Firm Advance, and such Member hereby agrees that such repayment shall serve as confirmation thereof.

3.7. Tax Information. Each Regular or Special Member certifies that (A) if the Member is a United States person (as defined in the Code) (x) (i) the Member’s name, social security number (or, if applicable, employer identification number) and address provided to the Company and its Affiliates pursuant to an IRS Form W-9, Payer’s Request for Taxpayer Identification Number Certification (“W-9”) or otherwise are correct and (ii) the Member will complete and return a W-9, and (y) (i) the Member is a United States person (as defined in the Code) and (ii) the Member will notify the Company within 60 days of a change to foreign (non-United States) status or (B) if the Member is not a United States person (as defined in the Code) (x) (i) the information on the completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (“W-8BEN”) or other applicable form, including but not limited to IRS Form W-8IMY, Certificate of Foreign Intermediary, Foreign Partnership, or Certain U.S. Branches for United States Tax Withholding (“W-8IMY”), or otherwise is correct and (ii) the Member will complete and return the applicable IRS form, including but not limited to a W-8BEN or W-8IMY, and (y) (i) the Member is not a United States person (as defined in the Code) and (ii) the Member will notify the Company within 60 days of any change of such status. The Member agrees to properly execute and provide to the Company in a timely manner any tax documentation that may be reasonably required by the Company or the Managing Member.

ARTICLE IV

CAPITAL OF THE COMPANY

4.1. Capital Contributions by Members. (a) Each Regular Member shall be required to make capital contributions to the Company (“GP-Related Capital Contributions”) at such times and in such amounts (the “GP-Related Required Amounts”) as are required to satisfy the Company’s obligation to make capital contributions to Associates in respect of the GP-Related Associates Member Interest to fund Associates’ capital contributions in respect of any GP-Related BCVP Investment and as are otherwise determined by the Managing Member from time to time or as may be set forth in such Regular Member’s Commitment Agreement or SMD Agreement, if any; provided, that additional GP-Related Capital Contributions in excess of the GP-Related Required Amounts may be made pro rata among the Regular Members based upon each Regular Member’s Carried Interest Sharing Percentage. GP-Related Capital Contributions in excess of the GP-Related Required Amounts which are to be used for ongoing business operations (as distinct from financing, legal or other specific liabilities of the Company (including those specifically set forth in Sections 4.1(d) and 5.8(d)) shall be determined by the

Managing Member. Special Members shall not be required to make additional GP-Related Capital Contributions to the Company in excess of the GP-Related Required Amounts, except (i) as a condition of an increase in such Special Member’s GP-Related Profit Sharing Percentage or (ii) as specifically set forth in this Agreement; provided, that the Managing Member and any Special Member may agree from time to time that such Special Member shall make an additional GP-Related Capital Contribution to the Company; provided further, that each Investor Special Member shall maintain its GP-Related Capital Accounts at an aggregate level equal to the product of (i) its GP-Related Profit Sharing Percentage from time to time and (ii) the total capital of the Company related to the GP-Related BCVP Interest.

(b) Each GP-Related Capital Contribution by a Member shall be credited to the appropriate GP-Related Capital Account of such Member in accordance with Section 5.2.

(c) The Managing Member may elect on a case by case basis to (i) cause the Company to loan any Member (including any additional Member admitted to the Company pursuant to Section 6.1 but excluding any Members that are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) the amount of any GP-Related Capital Contribution required to be made by such Member or (ii) permit any Member (including any additional Member admitted to the Company pursuant to Section 6.1 but excluding any Members that are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) to make a required GP-Related Capital Contribution to the Company in installments, in each case on terms determined by the Managing Member.

(d) (i) The Members and the Withdrawn Members have entered into the Trust Agreement, pursuant to which certain amounts of Carried Interest will be paid to the Trustee(s) for deposit in the Trust Account (such amounts to be paid to the Trustee(s) for deposit in the Trust Account constituting a “Holdback”). The Managing Member shall determine, as set forth below, the percentage of Carried Interest that shall be withheld for the Managing Member and each Member Category (such withheld percentage constituting the Managing Member’s and such Member Category’s “Holdback Percentage”). The applicable Holdback Percentages initially shall be 0% for the Managing Member, 15% for Existing Members (other than the Managing Member), 21% for Retaining Withdrawn Members (other than the Managing Member) and 24% for Deceased Members (the “Initial Holdback Percentages”). Any provision of this Agreement to the contrary notwithstanding, the Holdback Percentage for the Managing Member shall not be subject to change pursuant to clause (ii), (iii) or (iv) of this Section 4.1(d).

(ii) The Holdback Percentage may not be reduced for any individual Member as compared to the other Members in his Member Category (except as provided in clause (iv) below). The Managing Member may only reduce the Holdback Percentages among the Member Categories on a proportionate basis. For example, if the Holdback Percentage for Existing Members is decreased to 12.5%, the Holdback Percentage for Retaining Withdrawn Members and Deceased Members shall be reduced to 17.5% and 20%, respectively. Any reduction in the Holdback Percentage for any Member shall apply only to distributions relating to Carried Interest made after the date of such reduction.

(iii) The Holdback Percentage may not be increased for any individual Member as compared to the other Members in his Member Category (except as provided in clause (iv) below). The Managing Member may not increase the Retaining Withdrawn Members’ Holdback Percentage beyond 21% unless the Managing Member concurrently increases the Existing Members’ Holdback Percentage to the Holdback Percentage of the Retaining Withdrawn Members. The Managing Member may not increase the Deceased Members’ Holdback Percentage beyond 24% unless the Managing Member increases the Holdback Percentage for both Existing Members and Retaining Withdrawn Members to 24%. The Managing Member may not increase the Holdback Percentage of any Member Category beyond 24% unless such increase applies equally to all Member Categories. Any increase in the Holdback Percentage for any Member shall apply only to distributions relating to Carried Interest made after the date of such increase. The foregoing shall in no way prevent the Managing Member from proportionately increasing the Holdback Percentage of any Member Category (following a reduction of the Holdback Percentages below the Initial Holdback Percentages), if the resulting Holdback Percentages are consistent with the above. For example, if the Managing Member reduces the Holdback Percentages for Existing Members, Retaining Withdrawn Members and Deceased Members to 12.5%, 17.5% and 20%, respectively, the Managing Member shall have the right to subsequently increase the Holdback Percentages to the Initial Holdback Percentages.

(iv) (A) Notwithstanding anything contained herein to the contrary, the Company may increase or decrease the Holdback Percentage for any Member in any Member Category (in such capacity, the “Subject Member”) pursuant to a majority vote of the Regular Members (a “Holdback Vote”); provided, that, notwithstanding anything to the contrary contained herein, the Holdback Percentage applicable to the Managing Member shall not be increased or decreased without its prior written consent; provided further, that a Subject Member’s Holdback Percentage shall not be (I) increased prior to such time as such Subject Member (x) is notified by the Company of the decision to increase such Subject Member’s Holdback Percentage and (y) has, if requested by such Subject Member, been given 30 days to gather and provide information to the Company for consideration before a second Holdback Vote (requested by the Subject Member) or (II) decreased unless such decrease occurs subsequent to an increase in a Subject Member’s Holdback Percentage pursuant to a Holdback Vote under this clause (iv); provided further, that such decrease shall not exceed an amount such that such Subject Member’s Holdback Percentage is less than the prevailing Holdback Percentage for the Member Category of such Subject Member; provided further, that a Member shall not vote to increase a Subject Member’s Holdback Percentage unless such voting Member determines, in his good faith judgment, that the facts and circumstances indicate that it is reasonably likely that such Subject Member, or any of his successors or assigns (including his estate or heirs) who at the time of such vote holds the GP-Related Member Interest or otherwise has the right to receive distributions relating thereto, will not be capable of satisfying any GP-Related Recontribution Amounts that may become due.

(B) A Holdback Vote shall take place at a Company meeting. Each Regular Member shall be entitled to cast one vote with respect to the Holdback Vote regardless of such Regular Member’s interest in the Company. Such vote may be cast by any Regular Member in person or by proxy.

(C) If the result of the second Holdback Vote is an increase in a Subject Member’s Holdback Percentage, such Subject Member may submit the decision to an arbitrator, the identity of which is mutually agreed upon by both the Subject Member and the Company; provided, that if the Company and the Subject Member cannot agree upon a mutually satisfactory arbitrator within 10 days of the second Holdback Vote, each of the Company and the Subject Member shall request their candidate for arbitrator to select a third arbitrator satisfactory to such candidates; provided further, that if such candidates fail to agree upon a mutually satisfactory arbitrator within 30 days of such request, the then sitting President of the American Arbitration Association shall unilaterally select the arbitrator. Each Subject Member that submits the decision of the Company pursuant to the second Holdback Vote to arbitration and the Company shall estimate their reasonably projected out-of-pocket expenses relating thereto, and each such party shall, to the satisfaction of the arbitrator and prior to any determination being made by the arbitrator, pay the total of such estimated expenses (i.e., both the Subject Member’s and the Company’s expenses) into an escrow account to be controlled by Simpson Thacher & Bartlett LLP, as escrow agent (or such other comparable law firm as the Company and the Subject Member shall agree). The arbitrator shall direct the escrow agent to pay out of such escrow account all expenses associated with such arbitration (including costs leading thereto) and to return to the “victorious” party the entire amount of funds such party paid into such escrow account. If the amount contributed to the escrow account by the losing party is insufficient to cover the expenses of such arbitration, such “losing” party shall then provide any additional funds necessary to cover such costs to such “victorious” party. For purposes hereof, the “victorious” party shall be the Company if the Holdback Percentage ultimately determined by the arbitrator is closer to the percentage determined in the second Holdback Vote than it is to the prevailing Holdback Percentage for the Subject Member’s Member Category; otherwise, the Subject Member shall be the “victorious” party. The party that is not the “victorious” party shall be the “losing” party.

(D) In the event of a decrease in a Subject Member’s Holdback Percentage (1) pursuant to a Holdback Vote under this clause (iv) or (2) pursuant to a decision of an arbitrator under paragraph (C) of this clause (iv), the Company shall release and distribute to such Subject Member any Trust Amounts (and the Trust Income thereon (except as expressly provided herein with respect to using Trust Income as Firm Collateral)) which exceed the required Holdback of such Subject Member (in accordance with such Subject Member’s reduced Holdback Percentage) as though such reduced Holdback Percentage had applied since the increase of the Subject Member’s Holdback Percentage pursuant to a previous Holdback Vote under this clause (iv).

(v) (A) If a Member’s Holdback Percentage exceeds 15% (such percentage in excess of 15% constituting the “Excess Holdback Percentage”), such Member may satisfy the portion of his Holdback obligation in respect of his Excess Holdback Percentage (such portion constituting such Member’s “Excess Holdback”), and such Member (or a Withdrawn Member with respect to amounts contributed to the Trust

Account while he was a Member), to the extent his Excess Holdback obligation has previously been satisfied in cash, may obtain the release of the Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Member or Withdrawn Member) satisfying such Member’s or Withdrawn Member’s Excess Holdback obligation, by pledging or otherwise making available to the Company, on a first priority basis (except as provided below), all or any portion of his Firm Collateral in satisfaction of his Excess Holdback obligation. Any Member seeking to satisfy all or any portion of the Excess Holdback utilizing Firm Collateral shall sign such documents and otherwise take such other action as is necessary or appropriate (in the good faith judgment of the Managing Member) to perfect a first priority security interest in, and otherwise assure the ability of the Company to realize on (if required), such Firm Collateral; provided, that, in the case of entities listed in the Company’s books and records in which Members are permitted to pledge their interests therein to finance all or a portion of their capital contributions thereto (“Pledgable Blackstone Interests”), to the extent a first priority security interest is unavailable because of an existing lien on such Firm Collateral, the Member or Withdrawn Member seeking to utilize such Firm Collateral shall grant the Company a second priority security interest therein in the manner provided above; provided further, that (x) in the case of Pledgable Blackstone Interests, to the extent that neither a first priority nor a second priority security interest is available, or (y) if the Managing Member otherwise determines in its good faith judgment that a security interest in Firm Collateral (and the corresponding documents and actions) are not necessary or appropriate, the Member or Withdrawn Member shall (in the case of either clause (x) or (y) above) irrevocably instruct in writing the relevant partnership, limited liability company or other entity listed in the Company’s books and records to remit any and all net proceeds resulting from a Firm Collateral Realization on such Firm Collateral to the Trustee(s) as more fully provided in clause (B) below. The Company shall, at the request of any Member or Withdrawn Member, assist such Member or Withdrawn Member in taking such action as is necessary to enable such Member or Withdrawn Member to use Firm Collateral as provided hereunder.

(B) If upon a sale or other realization of all or any portion of any Firm Collateral (a “Firm Collateral Realization”), the remaining Firm Collateral is insufficient to cover any Member’s or Withdrawn Member’s Excess Holdback requirement, then up to 100% of the net proceeds otherwise distributable to such Member or Withdrawn Member from such Firm Collateral Realization (including distributions subject to the repayment of financing sources as in the case of Pledgable Blackstone Interests) shall be paid into the Trust Account to fully satisfy such Excess Holdback requirement (allocated to such Member or Withdrawn Member) and shall be deemed to be Trust Amounts for purposes hereunder. Any net proceeds from such Firm Collateral Realization in excess of the amount necessary to satisfy such Excess Holdback requirement shall be distributed to such Member or Withdrawn Member.

(C) Upon any valuation or revaluation of Firm Collateral that results in a decreased valuation of such Firm Collateral so that such Firm Collateral is insufficient to cover any Member’s or Withdrawn Member’s Excess Holdback requirement (including upon a Firm Collateral Realization, if net proceeds therefrom and the remaining Firm Collateral are insufficient to cover any Member’s or Withdrawn Member’s

Excess Holdback requirement), the Company shall provide notice of the foregoing to such Member or Withdrawn Member and such Member or Withdrawn Member shall, within 30 days of receiving such notice, contribute cash (or additional Firm Collateral) to the Trust Account in an amount necessary to satisfy his Excess Holdback requirement. If any such Member or Withdrawn Member defaults upon his obligations under this clause (C), then Section 5.8(d)(iii) shall apply thereto; provided, that the first sentence of Section 5.8(d)(iii) shall be deemed inapplicable to a default under this clause (C); provided further, that for purposes of applying Section 5.8(d)(iii) to a default under this clause (C): (I) the term “GP-Related Defaulting Party” where such term appears in such Section 5.8(d)(iii) shall be construed as “defaulting party” for purposes hereof and (II) the terms “Net GP-Related Recontribution Amount” and “GP-Related Recontribution Amount” where such terms appear in such Section 5.8(d)(iii) shall be construed as the amount due pursuant to this clause (C).

(vi) Any Member or Withdrawn Member may (A) obtain the release of any Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Member or Withdrawn Member) or Firm Collateral, in each case, held in the Trust Account for the benefit of such Member or Withdrawn Member or (B) require the Company to distribute all or any portion of amounts otherwise required to be placed in the Trust Account (whether cash or Firm Collateral), by obtaining a letter of credit (an “L/C”) for the benefit of the Trustee(s) in such amounts. Any Member or Withdrawn Member choosing to furnish an L/C to the Trustee(s) (in such capacity, an “L/C Member”) shall deliver to the Trustee(s) an unconditional and irrevocable L/C from a commercial bank whose (x) short-term deposits are rated at least A-1 by S&P and P-1 by Moody’s (if the L/C is for a term of 1 year or less), or (y) long- term deposits are rated at least A+ by S&P or A1 by Moody’s (if the L/C is for a term of 1 year or more) (each a “Required Rating”). If the relevant rating of the commercial bank issuing such L/C drops below the relevant Required Rating, the L/C Member shall supply to the Trustee(s), within 30 days of such occurrence, a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating, in lieu of the insufficient L/C. In addition, if the L/C has a term expiring on a date earlier than the latest possible termination date of BCVP, the Trustee(s) shall be permitted to drawdown on such L/C if the L/C Member fails to provide a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating, at least 30 days prior to the stated expiration date of such existing L/C. The Trustee(s) shall notify an L/C Member 10 days prior to drawing on any L/C. The Trustee(s) may (as directed by the Company in the case of clause (I) below) draw down on an L/C only if (I) such a drawdown is necessary to satisfy an L/C Member’s obligation relating to the Company’s obligations under the Clawback Provisions or (II) an L/C Member has not provided a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating (or the requisite amount of cash and/or Firm Collateral (to the extent permitted hereunder)), at least 30 days prior to the stated expiration of an existing L/C in accordance with this clause (vi). The Trustee(s), as directed by the Company, shall return to any L/C Member his L/C upon (1) the termination of the Trust Account and satisfaction of the Company’s obligations, if any, in respect of the Clawback Provisions, (2) an L/C Member satisfying his entire Holdback obligation in cash and Firm Collateral (to the extent permitted hereunder), or (3) the release, by the Trustee(s), as directed by the Company, of all amounts in the Trust Account to the Members or Withdrawn Members. If an L/C Member satisfies a portion of his Holdback obligation in cash and/or Firm Collateral (to the extent permitted hereunder) or if the Trustee(s), as directed by the Company, release a portion of the amounts in the Trust Account to the Members or Withdrawn Members in the Member Category of such L/C Member, the L/C of an L/C Member may be reduced by an amount corresponding to such portion satisfied in cash and/or Firm Collateral (to the extent permitted hereunder) or such portion released by the Trustee(s), as directed by the Company; provided, that in no way shall the general release of any Trust Income cause an L/C Member to be permitted to reduce the amount of an L/C by any amount.

(vii) (A) Any in-kind distributions by the Company relating to Carried Interest shall be made in accordance herewith as though such distributions consisted of cash. The Company may direct the Trustee(s) to dispose of any in-kind distributions held in the Trust Account at any time. The net proceeds therefrom shall be treated as though initially contributed to the Trust Account.

(B) In lieu of the foregoing, any Existing Member may pledge with respect to any in-kind distribution the Special Firm Collateral referred to in the applicable category in the Company’s books and records; provided, that the initial contribution of such Special Firm Collateral shall initially equal 130% of the required Holdback Amount for a period of 90 days, and thereafter shall equal at least 115% of the required Holdback Amount. Paragraphs 4.1(d)(viii)(C) and (D) shall apply to such Special Firm Collateral. To the extent such Special Firm Collateral exceeds the applicable minimum percentage of the required Holdback Amount specified in the first sentence of this clause (vii)(B), the related Member may obtain a release of such excess amount from the Trust Account.

(viii) (A) Any Regular Member or Withdrawn Member may satisfy all or any portion of his Holdback (excluding any Excess Holdback), and such Member or a Withdrawn Member may, to the extent his Holdback (excluding any Excess Holdback) has been previously satisfied in cash or by the use of an L/C as provided herein, obtain a release of Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Member or Withdrawn Member) that satisfy such Member’s or Withdrawn Member’s Holdback (excluding any Excess Holdback) by pledging to the Trustee(s) on a first priority basis all of his Special Firm Collateral in a particular Qualifying Fund, which at all times must equal or exceed the amount of the Holdback distributed to the Member or Withdrawn Member (as more fully set forth below). Any Member seeking to satisfy such Member’s Holdback utilizing Special Firm Collateral shall sign such documents and otherwise take such other action as is necessary or appropriate (in the good faith judgment of the Managing Member) to perfect a first priority security interest in, and otherwise assure the ability of the Trustee(s) to realize on (if required), such Special Firm Collateral.

(B) If upon a distribution, withdrawal, sale, liquidation or other realization of all or any portion of any Special Firm Collateral (a “Special Firm Collateral Realization”), the remaining Special Firm Collateral (which shall not include the amount of Firm Collateral that consists of a Qualifying Fund and is being used in connection with an Excess Holdback) is insufficient to cover any Member’s or Withdrawn Member’s Holdback (when taken together with other means of satisfying the Holdback as provided herein (i.e., cash contributed to the Trust Account or an L/C in the Trust Account)), then up to 100% of the net proceeds otherwise distributable to such Member or Withdrawn Member from such Special Firm Collateral Realization (which shall not include the amount of Firm Collateral that consists of a Qualifying Fund or other asset and is being used in connection with an Excess Holdback) shall be paid into the Trust (and allocated to such Member or Withdrawn Member) to fully satisfy such Holdback and shall be deemed thereafter to be Trust Amounts for purposes hereunder. Any net proceeds from such Special Firm Collateral Realization in excess of the amount necessary to satisfy such Holdback (excluding any Excess Holdback) shall be distributed to such Member or Withdrawn Member. To the extent a Qualifying Fund distributes Securities to a Member or Withdrawn Member in connection with a Special Firm Collateral Realization, such Member or Withdrawn Member shall be required to promptly fund such Member’s or Withdrawn Member’s deficiency with respect to his Holdback in cash or an L/C.

(C) Upon any valuation or revaluation of the Special Firm Collateral and/or any adjustment in the Applicable Collateral Percentage applicable to a Qualifying Fund (as provided in the Company’s books and records), if such Member’s or Withdrawn Member’s Special Firm Collateral is valued at less than such Member’s Holdback (excluding any Excess Holdback) as provided in the Company’s books and records, taking into account other permitted means of satisfying the Holdback hereunder, the Company shall provide notice of the foregoing to such Member or Withdrawn Member and, within 10 business days of receiving such notice, such Member or Withdrawn Member shall contribute cash or additional Special Firm Collateral to the Trust Account in an amount necessary to make up such deficiency. If any such Member or Withdrawn Member defaults upon his obligations under this clause (C), then Section 5.8(d)(iii) shall apply thereto; provided, that the first sentence of Section 5.8(d)(iii) shall be deemed inapplicable to such default; provided further, that for purposes of applying Section 5.8(d)(iii) to a default under this clause (C): (I) the term “GP-Related Defaulting Party” where such term appears in such Section 5.8(d)(iii) shall be construed as “defaulting party” for purposes hereof and (II) the terms “Net GP-Related Recontribution Amount” and “GP-Related Recontribution Amount” where such terms appear in such Section 5.8(d)(iii) shall be construed as the amount due pursuant to this clause (C).

(D) Upon a Member becoming a Withdrawn Member, at any time thereafter the Managing Member may revoke the ability of such Withdrawn Member to use Special Firm Collateral as set forth in this Section 4.1(d)(viii), notwithstanding anything else in this Section 4.1(d)(viii). In that case the provisions of clause (C) above shall apply to the Withdrawn Member’s obligation to satisfy the Holdback (except that 30 days’ notice of such revocation shall be given), given that the Special Firm Collateral is no longer available to satisfy any portion of the Holdback (excluding any Excess Holdback).

(E) Nothing in this Section 4.1(d)(viii) shall prevent any Member or Withdrawn Member from using any amount of such Member’s interest in a Qualifying Fund as Firm Collateral; provided that at all times Section 4.1(d)(v) and this Section 4.1(d)(viii) are each satisfied.

4.2. Interest. Interest on the balances of the Members’ capital related to the Members’ GP-Related Member Interests (excluding capital invested in GP-Related Investments and, if deemed appropriate by the Managing Member, capital invested in any other investment of the Company) shall be credited to the Members’ GP-Related Capital Accounts at the end of each accounting period pursuant to Section 5.2, or at any other time as determined by the Managing Member, at rates determined by the Managing Member from time to time, and shall be charged as an expense of the Company.

4.3. Withdrawals of Capital. No Member may withdraw capital related to such Member’s GP-Related Member Interest from the Company except (i) for distributions of cash or other property pursuant to Section 5.8, (ii) as otherwise expressly provided in this Agreement or (iii) as determined by the Managing Member.

ARTICLE V

PARTICIPATION IN PROFITS AND LOSSES

5.1. General Accounting Matters. (a) GP-Related Net Income (Loss) shall be determined by the Managing Member at the end of each accounting period and shall be allocated as described in Section 5.4.

(b) “GP-Related Net Income (Loss)” from any activity of the Company related to the GP-Related BCVP Interest for any accounting period (other than GP-Related Net Income (Loss) from GP-Related Investments described below) means (i) the gross income realized by the Company from such activity during such accounting period less (ii) all expenses of the Company, and all other items that are deductible from gross income, for such accounting period that are allocable to such activity (determined as provided below).

“GP-Related Net Income (Loss)” from any GP-Related Investment for any accounting period in which such GP-Related Investment has not been sold or otherwise disposed of means (i) the gross amount of dividends, interest or other income received by the Company from such GP-Related Investment during such accounting period less (ii) all expenses of the Company for such accounting period that are allocable to such GP-Related Investment (determined as provided below).

“GP-Related Net Income (Loss)” from any GP-Related Investment for the accounting period in which such GP-Related Investment is sold or otherwise disposed of means (i) the sum of the gross proceeds from the sale or other disposition of such GP-Related Investment and the gross amount of dividends, interest or other income received by the Company from such GP-Related Investment during such accounting period less (ii) the sum of the cost or other basis to the Company of such GP-Related Investment and all expenses of the Company for such accounting period that are allocable to such GP-Related Investment.

GP-Related Net Income (Loss) shall be determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (i) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing GP-Related Net Income (Loss) shall be added to such taxable income or loss; (ii) if any asset has a value on the books of the Company that differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such value; (iii) upon an adjustment to the value of any asset on the books of the Company pursuant to Regulation Section 1.704-1(b)(2), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (iv) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing GP-Related Net Income (Loss) pursuant to this definition shall be treated as deductible items; (v) any income from a GP-Related Investment that is payable to Company employees in respect of “phantom interests” in such GP-Related Investment awarded by the Managing Member to employees shall be included as an expense in the calculation of GP-Related Net Income (Loss) from such GP-Related Investment, and (vi) items of income and expense (including interest income and overhead and other indirect expenses) of the Company, Holdings and other Affiliates of the Company shall be allocated among the Company, Holdings and such Affiliates, among various Company activities and GP-Related Investments and between accounting periods, in each case as determined by the Managing Member. Any adjustments to GP-Related Net Income (Loss) by the Managing Member, including adjustments for items of income accrued but not yet received, unrealized gains, items of expense accrued but not yet paid, unrealized losses, reserves (including reserves for taxes, bad debts, actual or threatened litigation, or any other expenses, contingencies or obligations) and other appropriate items shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”); provided, that the Managing Member shall not be required to make any such adjustment.

(c) An accounting period shall be a Fiscal Year, except that, at the option of the Managing Member, an accounting period will terminate and a new accounting period will begin on the admission date of an additional Member or the Settlement Date of a Withdrawn Member, if any such date is not the first day of a Fiscal Year. If any event referred to in the preceding sentence occurs and the Managing Member does not elect to terminate an accounting period and begin a new accounting period, then the Managing Member may make such adjustments as it deems appropriate to the Members’ GP-Related Profit Sharing Percentages for the accounting period in which such event occurs (prior to any allocations of GP-Related Unallocated Percentages or adjustments to GP-Related Profit Sharing Percentages pursuant to Section 5.3) to reflect the Members’ average GP-Related Profit Sharing Percentages during such accounting period; provided, that the GP-Related Profit Sharing Percentages of Members in GP-Related Net Income (Loss) from GP-Related Investments acquired during such accounting period will be based on GP-Related Profit Sharing Percentages in effect when each such GP-Related Investment was acquired.

(d) In establishing GP-Related Profit Sharing Percentages and allocating GP-Related Unallocated Percentages pursuant to Section 5.3, the Managing Member may consider such factors as it deems appropriate.

(e) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Managing Member and approved by the Company’s independent accountants. Such approved determinations, valuations and other accounting matters shall be conclusive and binding on all Members, all Withdrawn Members, their successors, heirs, estates or legal representatives and any other person, and to the fullest extent permitted by law no such person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

5.2. GP-Related Capital Accounts. (a) There shall be established for each Member on the books of the Company, to the extent and at such times as may be appropriate, one or more capital accounts as the Managing Member may deem to be appropriate for purposes of accounting for such Member’s interests in the capital of the Company related to the GP-Related BCVP Interest and the GP-Related Net Income (Loss) of the Company (each a “GP-Related Capital Account”).

(b) As of the end of each accounting period or, in the case of a contribution to the Company by one or more of the Members with respect to such Member or Members’ GP-Related Member Interests or a distribution by the Company to one or more of the Members with respect to such Member or Members’ GP-Related Member Interests, at the time of such contribution or distribution, (i) the appropriate GP-Related Capital Accounts of each Member shall be credited with the following amounts: (A) the amount of cash and the value of any property contributed by such Member to the capital of the Company related to the GP-Related BCVP Interest during such accounting period, (B) the GP-Related Net Income allocated to such Member for such accounting period and (C) the interest credited on the balance of such Member’s capital related to such Member’s GP-Related Member Interest for such accounting period pursuant to Section 4.2; and (ii) the appropriate GP-Related Capital Accounts of each Member shall be debited with the following amounts: (x) the amount of cash, the principal amount of any subordinated promissory note of the Company referred to in Section 6.5 (as such amount is paid) and the value of any property distributed to such Member during such accounting period with respect to such Member’s GP-Related Member Interest and (y) the GP-Related Net Loss allocated to such Member for such accounting period.

5.3. GP-Related Profit Sharing Percentages. (a) Prior to the beginning of each annual accounting period, the Managing Member shall establish the profit sharing percentage (the “GP-Related Profit Sharing Percentage”) of each Member in each category of GP-Related Net Income (Loss) for such annual accounting period pursuant to Section 5.1(a) taking into account such factors as the Managing Member deems appropriate; provided, that (i) the Managing Member may elect to establish GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from any GP-Related Investment acquired by the Company during such accounting period at the time such GP-Related Investment is acquired in accordance with paragraph (d) below and (ii) GP-Related Net Income (Loss) for such accounting period from any GP-Related Investment shall be allocated in accordance with the GP-Related Profit Sharing Percentages in such GP-Related Investment established in accordance with paragraph (d) below. The Managing Member may establish different GP-Related Profit Sharing Percentages for any Member in different categories of GP-Related Net Income (Loss). In the case of the Withdrawal of a Member, such former Member’s GP-Related Profit Sharing Percentages shall be allocated by the Managing Member to one or more of the remaining Members as the Managing Member shall determine. In the case of the admission of any Member to the Company as an additional Member, the GP-Related Profit Sharing Percentages of the other Members shall be reduced by an amount equal to the GP-Related Profit Sharing Percentage allocated to such new Member pursuant to Section 6.1(b); such reduction of each other Member’s GP-Related Profit Sharing Percentage shall be pro rata based upon such Member’s GP-Related Profit Sharing Percentage as in effect immediately prior to the admission of the new Member. Notwithstanding the foregoing, the Managing Member may also adjust the GP-Related Profit Sharing Percentage of any Member for any annual accounting period at the end of such annual accounting period in its sole discretion.

(b) The Managing Member may elect to allocate to the Members less than 100% of the GP-Related Profit Sharing Percentages of any category for any annual accounting period at the time specified in Section 5.3(a) for the annual fixing of GP-Related Profit Sharing Percentages (any remainder of such GP-Related Profit Sharing Percentages being called a “GP-Related Unallocated Percentage”); provided, that any GP-Related Unallocated Percentage in any category of GP-Related Net Income (Loss) for any annual accounting period that is not allocated by the Managing Member within 90 days after the end of such accounting period shall be deemed to be allocated among all the Members (including the Managing Member) in the manner determined by the Managing Member in its sole discretion.

(c) Unless otherwise determined by the Managing Member in a particular case, (i) GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from any GP-Related Investment shall be allocated in proportion to the Members’ respective GP-Related Capital Contributions in respect of such GP-Related Investment and (ii) GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from each GP-Related Investment shall be fixed at the time such GP-Related Investment is acquired and shall not thereafter change, subject to any repurchase rights established by the Managing Member pursuant to Section 5.7.

5.4. Allocations of GP-Related Net Income (Loss) . (a) Except as provided in Section 5.4(d), GP-Related Net Income of the Company for each GP-Related Investment shall be allocated to the GP-Related Capital Accounts related to such GP-Related Investment of all the Members participating in such GP-Related Investment (including the Managing Member): first, in proportion to and to the extent of the amount of Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest distributed to the Members; second, to Members that received Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest in years prior to the years such GP-Related Net Income is being allocated to the extent such Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest exceeded GP-Related Net Income allocated to such Members in such earlier years; and third, to the Members in the same manner that such Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest would have been distributed if cash were available to distribute with respect thereto.

(b) GP-Related Net Loss of the Company shall be allocated as follows: (i) GP-Related Net Loss relating to realized losses suffered by BCVP and allocated to the Company with respect to its pro rata share thereof (based on capital contributions made by the Company to BCVP with respect to the GP-Related BCVP Interest) shall be allocated to the Members in accordance with each Member’s Non-Carried Interest Sharing Percentage with respect to the GP-Related Investment giving rise to such loss suffered by BCVP and (ii) GP-Related Net Loss relating to realized losses suffered by BCVP and allocated to the Company with respect to the Carried Interest shall be allocated in accordance with a Member’s (including Withdrawn Member’s) Carried Interest Give Back Percentage (as of the date of such loss) (subject to adjustment pursuant to Section 5.8(e)).

(c) Notwithstanding Section 5.4(a) above, GP-Related Net Income relating to Carried Interest allocated after the allocation of a GP-Related Net Loss pursuant to clause (ii) of Section 5.4(b) shall be allocated in accordance with such Carried Interest Give Back Percentages until such time as the Members have been allocated GP-Related Net Income relating to Carried Interest equal to the aggregate amount of GP-Related Net Loss previously allocated in accordance with clause (ii) of Section 5.4(b). Withdrawn Members shall remain Members for purposes of allocating such GP-Related Net Loss with respect to Carried Interest.

(d) To the extent the Company has any GP-Related Net Income (Loss) for any accounting period unrelated to BCVP, such GP-Related Net Income (Loss) will be allocated in accordance with GP-Related Profit Sharing Percentages prevailing at the beginning of such accounting period.

(e) The Managing Member may authorize from time to time advances to Members (including any additional Member admitted to the Company pursuant to Section 6.1 but excluding any Members that are also executive officers of The Blackstone Group L.P. or any Affiliate thereof)against their allocable shares of GP-Related Net Income (Loss).

5.5. Liability of Members. Except as otherwise provided in the LLC Act or as expressly provided in this Agreement, no Member shall be personally obligated for any debt, obligation or liability of the Company or of any other Member solely by reason of being a Member. In no event shall any Member or Withdrawn Member (i) be obligated to make any capital contribution or payment to or on behalf of the Company or (ii) have any liability to return distributions received by such Member from the Company, in each case except as specifically provided in Sections 4.1(d) or 5.8 or otherwise in this Agreement, as such Member shall otherwise expressly agree in writing or as may be required by applicable law.

5.6. [Intentionally omitted.]

5.7. Repurchase Rights, etc.. The Managing Member may from time to time establish such repurchase rights and/or other requirements with respect to the Members’ GP-Related Member Interests relating to GP-Related BCVP Investments as the Managing Member may determine. The Managing Member shall have authority to (a) withhold any distribution otherwise payable to any Member until any such repurchase rights have lapsed or any such requirements have been satisfied, (b) pay any distribution to any Member that is Contingent as of the distribution date and require the refund of any portion of such distribution that is Contingent as of the Withdrawal Date of such Member, (c) amend any previously established repurchase rights or other requirements from time to time and (d) make such exceptions thereto as it may determine on a case by case basis.

5.8. Distributions. (a) (i) The Company shall make distributions of available cash (subject to reserves and other adjustments as provided herein) or other property to Members with respect to such Members’ GP-Related Member Interests at such times and in such amounts as are determined by the Managing Member. The Managing Member shall, if it deems it appropriate, determine the availability for distribution of, and distribute, cash or other property separately for each category of GP-Related Net Income (Loss) established pursuant to Section 5.1(a). Distributions of cash or other property with respect to Non-Carried Interest shall be made among the Members in accordance with their respective Non-Carried Interest Sharing Percentages, and, subject to Sections 4.1(d) and 5.8(e), distributions of cash or other property with respect to Carried Interest shall be made among Members in accordance with their respective Carried Interest Sharing Percentages.

(ii) At any time that a sale, exchange, transfer or other disposition by BCVP of a portion of a GP-Related Investment is being considered by the Company (a “GP-Related Disposable Investment”), at the election of the Managing Member each Member’s GP-Related Member Interest with respect to such GP-Related Investment shall be vertically divided into two separate GP-Related Member Interests, a GP-Related Member Interest attributable to the GP-Related Disposable Investment (a Member’s “GP-Related Class B Interest”), and a GP-Related Member Interest attributable to such GP-Related Investment excluding the GP-Related Disposable Investment (a Member’s “GP-Related Class A Interest”). Distributions (including those resulting from a sale, transfer, exchange or other disposition by BCVP) relating to a GP-Related Disposable Investment (with respect to both Carried Interest and Non-Carried Interest) shall be made only to holders of GP-Related Class B Interests with respect to such GP-Related Investment in accordance with their GP-Related Profit Sharing Percentages relating to such GP-Related Class B Interests, and distributions (including those resulting from the sale, transfer, exchange or other disposition by BCVP) relating to a GP-Related Investment excluding such GP-Related Disposable Investment (with respect to both Carried Interest and Non-Carried Interest) shall be made only to holders of GP-Related Class A Interests with respect to such GP-Related Investment in accordance with their respective GP-Related Profit Sharing Percentages relating to such GP-Related Class A Interests. Except as provided above, distributions of cash or other property with respect to each category of GP-Related Net Income (Loss) shall be allocated among the Members in the same proportions as the allocations of GP-Related Net Income (Loss) of each such category.

(b) Subject to the Company’s having sufficient available cash in the reasonable judgment of the Managing Member, the Company shall make cash distributions to each Member with respect to each Fiscal Year of the Company in an aggregate amount at least equal to the total Federal, New York State and New York City income and other taxes that would be payable by such Member with respect to all categories of GP-Related Net Income (Loss) allocated to such Member for such Fiscal Year, the amount of which shall be calculated (i) on the assumption that each Member is an individual subject to the then prevailing maximum Federal, New York State and New York City income tax rates, (ii) taking into account the deductibility of state and local income and other taxes for Federal income tax purposes and (iii) taking into account any differential in applicable rates due to the type and character of Net Income (Loss) allocated to such Member. Notwithstanding the provisions of the foregoing sentence, the Managing Member may refrain from making any distribution if, in the reasonable judgment of the Managing Member, such distribution is prohibited by § 18-607 of the LLC Act.

(c) The Managing Member may provide that the GP-Related Member Interest of any Member or employee (including such Member’s or employee’s right to distributions and investments of the Company related thereto) may be subject to repurchase by the Company during such period as the Managing Member shall determine (a “Repurchase Period”). Any Contingent distributions from GP-Related Investments subject to repurchase rights will be withheld by the Company and will be distributed to the recipient thereof (together with interest thereon at rates determined by the Managing Member from time to time) as the recipient’s rights to such distributions become Non-Contingent (by virtue of the expiration of the applicable Repurchase Period or otherwise). The Managing Member may elect in an individual case to have the Company distribute any Contingent distribution to the applicable recipient thereof irrespective of whether the applicable Repurchase Period has lapsed. If a Member Withdraws from the Company for any reason other than his death, Total Disability or Incompetence, the undistributed share of any GP-Related Investment that remains Contingent as of the applicable Withdrawal Date shall be repurchased by the Company at a purchase price determined at such time by the Managing Member. Unless determined otherwise by the Managing Member, the repurchased portion thereof will be allocated among the remaining Members with interests in such GP-Related Investment in proportion to their respective percentage interests in such GP-Related Investment, or if no other Member has a percentage interest in such specific GP-Related Investment, to the Managing Member; provided, that the Managing Member may allocate the Withdrawn Member’s share of unrealized investment income from a repurchased GP-Related Investment attributable to the period after the Withdrawn Member’s Withdrawal Date on any basis it may determine, including to existing or new Members who did not previously have interests in such GP-Related Investment, except that, in any event, each Investor Special Member shall be allocated a share of such unrealized investment income equal to its respective GP-Related Profit Sharing Percentage of such unrealized investment income.

(d) (i) (A) If Associates is obligated under the Clawback Provisions or Giveback Provisions to contribute to BCVP a Clawback Amount or a Giveback Amount (other than a Capital Commitment Giveback Amount) and the Company is obligated to contribute any such amount to Associates in respect of the Company’s GP-Related Associates Member Interest (the amount of any such obligation of the Company with respect to such a Giveback Amount being herein called a “GP-Related Giveback Amount”), the Company shall call for such amounts as are necessary to satisfy such obligations of the Company as determined by the Managing Member, in which case each Member and Withdrawn Member shall contribute to the Company, in cash, when and as called by the Company, such an amount of prior distributions by the Company (and the Other Fund GPs) with respect to Carried Interest (and/or Non-Carried Interest in the case of a GP-Related Giveback Amount) (the “GP-Related Recontribution Amount”) which equals (I) the product of (a) a Member’s or Withdrawn Member’s Carried Interest Give Back Percentage and (b) the aggregate Clawback Amount payable by the Company in the case of Clawback Amounts and (II) with respect to a GP-Related Giveback Amount, such Member’s pro rata share of prior distributions of Carried Interest and/or Non-Carried Interest in connection with (a) the GP-Related BCVP Investment giving rise to the GP-Related Giveback Amount, (b) if the amounts contributed pursuant to clause (II)(a) above are insufficient to satisfy such GP-Related Giveback Amount, GP-Related BCVP Investments other than the one giving rise to such obligation, but only those amounts received by the Members with an interest in the GP-Related BCVP Investment referred to in clause (II)(a) above and (c) if the GP-Related Giveback Amount is unrelated to a specific GP-Related BCVP Investment, all GP-Related BCVP Investments. Each Member and Withdrawn Member shall promptly contribute to the Company, along with satisfying his comparable obligations to the Other Fund GPs, if any, upon such call such Member’s or Withdrawn Member’s GP-Related Recontribution Amount, less the amount paid out of the Trust Account on behalf of such Member or Withdrawn Member by the Trustee(s) pursuant to written instructions from the Company, or if applicable, any of the Other Fund GPs with respect to Carried Interest (and/or Non-Carried Interest in the case of GP-Related Giveback Amounts) (the “Net GP-Related Recontribution Amount”), irrespective of the fact that the amounts in the Trust Account may be sufficient on an aggregate basis to satisfy the Company’s and the Other Fund GPs’ obligation under the Clawback Provisions and/or Giveback Provisions; provided, that to the extent a Member’s or Withdrawn Member’s share of the amount paid with respect to the Clawback Amount or the GP-Related Giveback Amount exceeds his GP-Related Recontribution Amount, such excess shall be repaid to such Member or Withdrawn Member as promptly as reasonably practicable, subject to clause (ii) below; provided further, that such written instructions from the Company shall specify each Member’s and Withdrawn Member’s GP-Related Recontribution Amount. Prior to such time, the Company may, in its discretion (but shall be under no obligation to), provide notice that in the Company’s judgment, the potential obligations in respect of the Clawback Provisions or the Giveback Provisions will probably materialize (and an estimate of the aggregate amount of such obligations); provided further, that any amount from a Member’s Trust Account used to pay any GP-Related Giveback Amount (or such lesser amount as may be required by the Managing Member) shall be contributed by such Member to such Member’s Trust Account no later than 30 days after the Net GP-Related Recontribution Amount is paid with respect to such GP-Related Giveback Amount.

(B) To the extent any Member or Withdrawn Member has satisfied any Holdback obligation with Firm Collateral, such Member or Withdrawn Member shall, within 10 days of the Company’s call for GP-Related Recontribution Amounts, make a cash payment into the Trust Account in an amount equal to the amount of the Holdback obligation satisfied with such Firm Collateral, or such lesser amount such that the amount in the Trust Account allocable to such Member or Withdrawn Member equals the sum of (I) such Member’s or Withdrawn Member’s GP-Related Recontribution Amount and (II) any similar amounts payable to any of the Other Fund GPs. Immediately upon receipt of such cash, the Trustee(s) shall take such steps as are necessary to release such Firm Collateral of such Member or Withdrawn Member equal to the amount of such cash payment. If the amount of such cash payment is less than the amount of Firm Collateral of such Member or Withdrawn Member, the balance of such Firm Collateral if any, shall be retained to secure the payment of GP-Related Deficiency Contributions, if any, and shall be fully released upon the satisfaction of the Company’s and the Other Fund GPs’ obligation to pay the Clawback Amount. The failure of any Member or Withdrawn Member to make a cash payment in accordance with this clause (B) (to the extent applicable) shall constitute a default under Section 5.8(d)(iii) as if such cash payment hereunder constitutes a Net GP-Related Recontribution Amount under Section 5.8(d)(iii).

(ii) In the event any Member or Withdrawn Member initially fails to recontribute all or any portion of such Member or Withdrawn Member’s pro rata share of any Clawback Amount pursuant to Section 5.8(d)(i)(A), the Company shall use its reasonable efforts to collect the amount which such Member or Withdrawn Member so fails to recontribute.

(iii) In the event any Member or Withdrawn Member (a “GP-Related Defaulting Party”) fails to recontribute all or any portion of such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount for any reason, the Company shall require all other Members and Withdrawn Members to contribute, on a pro rata basis (based on each of their respective Carried Interest Give Back Percentages in the case of Clawback Amounts, and GP-Related Profit Sharing Percentages in the case of GP-Related Giveback Amounts (as more fully described in clause (II) of Section 5.8(d)(i)(A) above)), such amounts as are necessary to fulfill the GP-Related Defaulting Party’s obligation to pay such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount (a “GP-Related Deficiency Contribution”) if the Managing Member determines in its good faith judgment that the Company (or an Other Fund GP) will be unable to collect such amount in cash from such GP-Related Defaulting Party for payment of the Clawback Amount or GP-Related Giveback Amount, as the case may be, at least 20 Business Days prior to the latest date that the Company, and the Other Fund GPs, if applicable, are permitted to pay the Clawback Amount or GP-Related Giveback Amount, as the case may be; provided, that, subject to Section 5.8(e), no Member or Withdrawn Member shall as a result of such GP-Related Deficiency Contribution be required to contribute an amount in excess of 150% of the amount of the Net GP-Related Recontribution Amount initially requested from such Member or Withdrawn Member in respect of such default. Thereafter, the Managing Member shall determine in its good faith judgment that the Company should either (1) not attempt to collect such amount in light of the costs associated therewith, the likelihood of recovery and any other factors considered relevant in the good faith judgment of the Managing Member or (2) pursue any and all remedies (at law or equity) available to the Company against the GP-Related Defaulting Party, the cost of which shall be a Company expense to the extent not ultimately reimbursed by the GP-Related Defaulting Party. It is agreed that the Company shall have the right (effective upon such GP-Related Defaulting Party becoming a GP-Related Defaulting Party) to set-off as appropriate and apply against such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount any amounts otherwise payable to the GP-Related Defaulting Party by the Company or any Affiliate thereof (including amounts unrelated to Carried Interest, such as returns of capital and profit thereon). Each Member and Withdrawn Member hereby grants to the Company a security interest, effective upon such Member or Withdrawn Member becoming a GP-Related Defaulting Party, in all accounts receivable and other rights to receive payment from any Affiliate of the Company and agrees that, upon the effectiveness of such security interest, the Company may sell, collect or otherwise realize upon such collateral. In furtherance of the foregoing, each Member and Withdrawn Member hereby appoints the Company as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of such Member or Withdrawn Member or in the name of the Company, to take any actions which may be necessary to accomplish the intent of the immediately preceding sentence. The Company shall be entitled to collect interest on the Net GP-Related Recontribution Amount of a GP-Related Defaulting Party from the date such GP-Related Recontribution Amount was required to be contributed to the Company at a rate equal to the Default Interest Rate.

(iv) Any Member’s or Withdrawn Member’s failure to make a GP-Related Deficiency Contribution shall cause such Member or Withdrawn Member to be a GP-Related Defaulting Party with respect to such amount. The Company shall first seek any remaining Trust Amounts (and Trust Income thereon) allocated to such Member or Withdrawn Member to satisfy such Member’s or Withdrawn Member’s obligation to make a GP-Related Deficiency Contribution before seeking cash contributions from such Member or Withdrawn Member in satisfaction of such Member’s or Withdrawn Member’s obligation to make a GP-Related Deficiency Contribution.

(v) A Member’s or Withdrawn Member’s obligation to make contributions to the Company under this Section 5.8(d) shall survive the termination of the Company.

(vi) Any provision of this Agreement to the contrary notwithstanding, the obligations of the Company and the Members set forth in this Section 5.8(d) shall be subject to and governed by the Clawback Provisions and the Giveback Provisions, and, in the event of any conflict between this Section 5.8(d) and the Clawback Provisions or Giveback Provisions, the Clawback Provisions or the Giveback Provisions, as applicable, shall control.

(e) The Members acknowledge that the Managing Member will (and is hereby authorized to) take such steps as it deems appropriate, in its good faith, to further the objective of providing for the fair and equitable treatment of all Members, including by allocating writedowns and losses on GP-Related BCVP Investments that have been the subject of a writedown and/or losses (each, a “Loss Investment”) to those Members who participated in such Loss Investments based on their Carried Interest Sharing Percentage therein to the extent that such Members receive or have received Carried Interest distributions from other GP-Related BCVP Investments. Consequently and notwithstanding anything herein to the contrary, adjustments to Carried Interest distributions shall be made as set forth in this Section 5.8(e).

(i) At the time the Company is making Carried Interest distributions in connection with a GP-Related BCVP Investment (the “Subject Investment”) that have been reduced under the BCVP Agreements as a result of one or more Loss Investments, the Managing Member shall calculate amounts distributable to or due from each such Member as follows:

(A) determine each Member’s share of each such Loss Investment based on his Carried Interest Sharing Percentage in each such Loss Investment (which may be zero) to the extent such Loss Investment has reduced the Carried Interest distributions otherwise available for distribution to all Members (indirectly through the Company from BCVP) from the Subject Investment (such reduction, the “Loss Amount”);

(B) determine the amount of Carried Interest distributions otherwise distributable to such Member with respect to the Subject Investment (indirectly through the Company from BCVP) before any reduction in respect of the amount determined in clause (A) above (the “Unadjusted Carried Interest Distributions”); and

(C) subtract (I) the Loss Amounts relating to all Loss Investments from (II) the Unadjusted Carried Interest Distributions for such Member, to determine the amount of Carried Interest distributions to actually be paid to such Member (“Net Carried Interest Distribution”).

To the extent that the Net Carried Interest Distribution for a Member as calculated in this clause (i) is a negative number, the Managing Member shall (I) notify such Member, at or prior to the time such Carried Interest distributions are actually made to the Members, of his obligation to recontribute to the Company prior Carried Interest distributions (a “Net Carried Interest Distribution Recontribution Amount”), up to the amount of such negative Net Carried Interest Distribution, and (II) to the extent amounts recontributed pursuant to clause (I) are insufficient to satisfy such negative Net Carried Interest Distribution amount, reduce future Carried Interest distributions otherwise due such Member, up to the amount of such remaining negative Net Carried Interest Distribution. If a Member’s (x) Net Carried Interest Distribution Recontribution Amount exceeds (y) the aggregate amount of prior Carried Interest distributions less the amount of tax thereon, calculated based on the Assumed Tax Rate (as defined in the BCVP

Agreements) in effect in the Fiscal Years of such distributions (the “Excess Tax-Related Amount”), then such Member may, in lieu of paying such Member’s Excess Tax-Related Amount, defer such amounts as set forth below. Such deferred amount shall accrue interest at the Prime Rate. Such deferred amounts shall be reduced and repaid by the amount of Carried Interest otherwise distributable to such Member in connection with future Carried Interest distributions until such balance is reduced to zero. Any deferred amounts shall be payable in full upon the earlier of (i) such time as the Clawback is determined (as provided herein) and (ii) such time as the Member becomes a Withdrawn Member.

To the extent there is an amount of negative Net Carried Interest Distribution with respect to a Member remaining after the application of this clause (i), notwithstanding clause (II) of the preceding paragraph, such remaining amount of negative Net Carried Interest Distribution shall be allocated to the other Members pro rata based on each of their Carried Interest Sharing Percentages in the Subject Investment.

A Member who fails to pay a Net Carried Interest Distribution Recontribution Amount promptly upon notice from the Managing Member (as provided above) shall be deemed a GP-Related Defaulting Party for all purposes hereof.

A Member may satisfy in part any Net Carried Interest Distribution Recontribution Amount from cash that is then subject to a Holdback, to the extent that the amounts that remain subject to a Holdback satisfy the Holdback requirements hereof as they relate to the reduced amount of aggregate Carried Interest distributions received by such Member (taking into account any Net Carried Interest Distribution Recontribution Amount contributed to the Company by such Member).

Any Net Carried Interest Distribution Recontribution Amount contributed by a Member, including amounts of cash subject to a Holdback as provided above, shall increase the amount available for distribution to the other Members as Carried Interest distributions with respect to the Subject Investment; provided, that any such amounts then subject to a Holdback may be so distributed to the other Members to the extent a Member receiving such distribution has satisfied the Holdback requirements with respect to such distribution (taken together with the other Carried Interest distributions received by such Member to date).

(ii) In the case of Clawback Amounts which are required to be contributed to the Company as otherwise provided herein, the obligation of the Members with respect to any Clawback Amount shall be adjusted by the Managing Member as follows:

(A) determine each Member’s share of any losses in any GP-Related BCVP Investments which gave rise to the Clawback Amount (i.e., the losses that followed the last GP-Related BCVP Investment with respect to which Carried Interest distributions were made), based on such Member’s Carried Interest Sharing Percentage in such GP-Related BCVP Investments;

(B) determine each Member’s obligation with respect to the Clawback Amount based on such Member’s Carried Interest Give Back Percentage as otherwise provided herein; and

(C) subtract the amount determined in clause (B) above from the amount determined in clause (A) above with respect to each Member to determine the amount of adjustment to each Member’s share of the Clawback Amount (a Member’s “Clawback Adjustment Amount”).

A Member’s share of the Clawback Amount shall for all purposes hereof be decreased by such Member’s Clawback Adjustment Amount, to the extent it is a negative number (except to the extent expressly provided below). A Member’s share of the Clawback Amount shall for all purposes hereof be increased by such Member’s Clawback Adjustment Amount (to the extent it is a positive number); provided, that in no way shall a Member’s aggregate obligation to satisfy a Clawback Amount as a result of this clause (ii) exceed the aggregate Carried Interest distributions received by such Member. To the extent a positive Clawback Adjustment Amount remains after the application of this clause (ii) with respect to a Member, such remaining Clawback Adjustment Amount shall be allocated to the Members (including any Member whose Clawback Amount was increased pursuant to this clause (ii)) pro rata based on their Carried Interest Give Back Percentages (determined without regard to this clause (ii)).

Any distribution or contribution adjustments pursuant to this Section 5.8(e) by the Managing Member shall be based on its good faith judgment, and no Member shall have any claim against the Company, the Managing Member or any other Members as a result of any adjustment made as set forth above. This Section 5.8(e) applies to all Members, including Withdrawn Members.

It is agreed and acknowledged that this Section 5.8(e) is an agreement among the Members and in no way modifies the obligations of each Member regarding the Clawback as provided in the BCVP Agreements.

5.9. Business Expenses. The Company shall reimburse the Members for reasonable travel, entertainment and miscellaneous expenses incurred by them in the conduct of the Company’s business in accordance with rules and regulations established by the Managing Member from time to time.

5.10. Tax Capital Accounts; Tax Allocations.

(a) For U.S. federal income tax purposes, there shall be established for each Member a single capital account combining such Member’s Capital Commitment Capital Account and GP-Related Capital Account, with such adjustments as the Managing Member determines is appropriate so that such single capital account is maintained in compliance with the principles and requirements of Section 704(b) of the Code and the Regulations thereunder.

(b) For federal, state and local income tax purposes only, Company income, gain, loss, deduction or expense (or any item thereof) for each fiscal year shall be allocated to and among the Members in a manner corresponding to the manner in which corresponding items are allocated among the Members pursuant to clause (a) above, provided the Managing

Member may in its sole discretion make such allocations for tax purposes as it determines is appropriate so that allocations have substantial economic effect or are in accordance with the interests of the Members, within the meaning of the Code and the Regulations thereunder.

ARTICLE VI

ADDITIONAL MEMBERS; WITHDRAWAL OF MEMBERS;

SATISFACTION AND DISCHARGE OF

COMPANY INTERESTS; TERMINATION

6.1. Additional Members. (a) Effective on the first day of any month (or on such other date as shall be determined by the Managing Member in its sole discretion), the Managing Member shall have the right to admit one or more additional persons into the Company as Regular Members or Special Members. Each such person shall make the representations with respect to itself set forth in Section 3.6. The Managing Member shall determine and negotiate with the additional Member all terms of such additional Member’s participation in the Company, including the additional Member’s initial GP-Related Capital Contribution, Capital Commitment-Related Capital Contribution, GP-Related Profit Sharing Percentage and Capital Commitment Profit Sharing Percentage. Each additional Member shall have such voting rights as may be determined by the Managing Member from time to time unless, upon the admission to the Company of any Special Member, the Managing Member shall designate that such Special Member shall not have such voting rights (any such Special Member being called a “Nonvoting Special Member”). Any additional Member shall, as a condition to becoming a Member, agree to become a party to, and be bound by the terms and conditions of, the Trust Agreement.

(b) The GP-Related Profit Sharing Percentages to be allocated to an additional Member as of the date such Member is admitted to the Company, together with the pro rata reduction in all other Members’ GP-Related Profit Sharing Percentages as of such date, shall be established by the Managing Member pursuant to Section 5.3. The Capital Commitment Profit Sharing Percentages to be allocated to an additional Partner as of the date such Partner is admitted to the Partnership, together with the pro rata reduction in all other Partners’ Capital Commitment Profit Sharing Percentages as of such date, shall be established by the General Partner.

(c) An additional Member shall be required to contribute to the Company his pro rata share of the Company’s total capital, excluding capital in respect of GP-Related Investments and Capital Commitment Investments in which such Member does not acquire any interests, at such times and in such amounts as shall be determined by the Managing Member in accordance with Sections 4.1 and 7.1.

(d) The admission of an additional Member will be evidenced by (i) the execution of a counterpart copy of this Agreement by such additional Member or (ii) the execution of an amendment to this Agreement by all the Members (including the additional Member), as determined by the Managing Member. In addition, each additional Member shall sign a counterpart copy of the Trust Agreement or any other writing evidencing the intent of such person to become a party to the Trust Agreement that is accepted by the Managing Member on behalf of the Company.

6.2. Withdrawal of Members (a) Any Member may Withdraw voluntarily from the Company on the last day of any calendar month (or on such other date as shall be determined by the Managing Member in its sole discretion), on not less than 15 days’ prior written notice by such Member to the Managing Member (or on such shorter notice period as may be mutually agreed upon between such Member and the Managing Member); provided, that a Member may not voluntarily Withdraw without the consent of the Managing Member if such Withdrawal would (i) cause the Company to be in default under any of its contractual obligations or (ii) in the reasonable judgment of the Managing Member, have a material adverse effect on the Company or its business; provided further, that a Member may Withdraw from the Company with respect to such Member’s GP-Related Member Interest without Withdrawing from the Company with respect to such Member’s Capital Commitment Member Interest, and a Member may Withdraw from the Company with respect to such Member’s Capital Commitment Member Interest without Withdrawing from the Company with respect to such Member’s GP-Related Member Interest.

(b) Upon the Withdrawal of any Member, including by the occurrence of any withdrawal event under the LLC Act with respect to any Member, such Member shall thereupon cease to be a Member, except as expressly provided herein.

(c) Upon the Total Disability of a Regular Member, such Member shall thereupon cease to be a Regular Member with respect to such person’s GP-Related Member Interest; provided, that the Managing Member may elect to admit such Withdrawn Member to the Company as a Nonvoting Special Member with respect to such person’s GP-Related Member Interest, with such GP-Related Member Interest as the Managing Member may determine. The determination of whether any Member has suffered a Total Disability shall be made by the Managing Member in its sole discretion after consultation with a qualified medical doctor. In the absence of agreement between the Managing Member and such Member, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Total Disability.

(d) If the Managing Member determines that it shall be in the best interests of the Company for any Member (including any Member who has given notice of voluntary Withdrawal pursuant to paragraph (a) above) to Withdraw from the Company (whether or not Cause exists) with respect to such person’s GP-Related Member Interest and/or with respect to such person’s Capital Commitment Member Interest, such Member, upon written notice by the Managing Member to such Member, shall be required to Withdraw with respect to such person’s GP-Related Member Interest and/or with respect to such person’s Capital Commitment Member Interest, as of a date specified in such notice, which date shall be on or after the date of such notice. If the Managing Member requires any Member to Withdraw for Cause with respect to such person’s GP-Related Member Interest and/or with respect to such person’s Capital Commitment Member Interest, such notice shall state that it has been given for Cause and shall describe the particulars thereof in reasonable detail.

(e) The withdrawal from the Company of any Member shall not, in and of itself, affect the obligations of the other Members to continue the Company during the remainder of its term.

6.3. GP-Related Member Interests Not Transferable. No Member may sell, assign, pledge or otherwise transfer or encumber all or any portion of such Member’s GP-Related Member Interest other than as permitted by written agreement between such Member and the Company; provided, that this Section 6.3 shall not impair transfers by operation of law, transfers by will or by other testamentary instrument occurring by virtue of the death or dissolution of a Member, or transfers required by trust agreements; provided further, that a Regular Member may transfer, for estate planning purposes, up to 25% of his GP-Related Profit Sharing Percentage to any estate planning trust, limited partnership, or limited liability company with respect to which a Regular Member controls investments related to any interest in the Company held therein (an “Estate Planning Vehicle”). Each Estate Planning Vehicle will be a Nonvoting Special Member. Such Regular Member and the Nonvoting Special Member shall be jointly and severally liable for all obligations of both such Regular Member and such Nonvoting Special Member with respect to the Company (including the obligation to make additional GP-Related Capital Contributions), as the case may be. The Managing Member may at its sole option exercisable at any time require any Estate Planning Vehicle to withdraw from the Company on the terms of this Article VI. Except as provided in the second proviso to the first sentence of this Section 6.3, no assignee, legatee, distributee, heir or transferee (by conveyance, operation of law or otherwise) of the whole or any portion of any Member’s GP-Related Member Interest shall have any right to be a Member without the prior written consent of the Managing Member (which consent may be withheld without giving any reason therefor). Notwithstanding the granting of a security interest in the entire Interest of any Member, such Member shall continue to be a Member of the Company.

6.4. Consequences upon Withdrawal of a Member. (a) The Withdrawal of a Regular Member shall not dissolve the Company if at the time of such Withdrawal there are one or more remaining Regular Members and any one or more of such remaining Regular Members continue the business of the Company (any and all such remaining Regular Members being hereby authorized to continue the business of the Company without dissolution and hereby agreeing to do so). Notwithstanding Section 6.4(b), if upon the Withdrawal of a Regular Member there shall be no remaining Regular Member, the Company shall be dissolved and shall be wound up unless, within 90 days after the occurrence of such Withdrawal, all remaining Special Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of such Withdrawal, of one or more Regular Members.

(b) The Company shall not be dissolved, in and of itself, by the Withdrawal of any Member, but shall continue with the surviving or remaining Members as members thereof in accordance with and subject to the terms and provisions of this Agreement.

6.5. Satisfaction and Discharge of a Withdrawn Member’s GP-Related Interest. (a) The terms of this Section 6.5 shall apply to the GP-Related Member Interest of a Withdrawn Member, but, except as otherwise expressly provided in this Section 6.5, shall not apply to the Capital Commitment Member Interest of a Withdrawn Member. The term “Settlement Date” means the date as of which a Withdrawn Member’s GP-Related Member

Interest is settled as determined under paragraph (b) below. Notwithstanding the foregoing, any Regular Member who Withdraws from the Company, and all or any portion of whose GP-Related Member Interest is retained as a Special Member, shall be considered a Withdrawn Member for all purposes hereof.

(b) Except where a later date for the settlement of a Withdrawn Member’s interest in the Company may be agreed to by the Managing Member and a Withdrawn Member, a Withdrawn Member’s Settlement Date shall be his Withdrawal Date; provided, that if a Withdrawn Member’s Withdrawal is not the last day of a month, then the Managing Member may elect for such Withdrawn Member’s Settlement Date to be the last day of the month in which his Withdrawal Date occurs. During the interval, if any, between a Withdrawn Member’s Withdrawal Date and Settlement Date, such Withdrawn Member shall have the same rights and obligations with respect to capital contributions, interest on capital, allocations of Net Income (Loss) and distributions as would have applied had such Withdrawn Member remained a Member of the Company during such period.

(c) In the event of the Withdrawal of a Member, the Managing Member shall promptly after such Withdrawn Member’s Settlement Date (i) determine and allocate to the Withdrawn Member’s GP-Related Capital Accounts such Withdrawn Member’s allocable share of the GP-Related Net Income (Loss) of the Company for the period ending on such Settlement Date in accordance with Article V and (ii) credit the Withdrawn Member’s GP-Related Capital Accounts with interest in accordance with Section 5.2. In making the foregoing calculations, the Managing Member shall be entitled to establish such reserves (including reserves for taxes, bad debts, unrealized losses, actual or threatened litigation or any other expenses, contingencies or obligations) as it deems appropriate. Unless otherwise determined by the Managing Member in a particular case, a Withdrawn Member shall not be entitled to receive any GP-Related Unallocated Percentage in respect of the accounting period during which such Member Withdraws from the Company (whether or not previously awarded or allocated) or any GP-Related Unallocated Percentage in respect of prior accounting periods that have not been paid or allocated (whether or not previously awarded) as of such Withdrawn Member’s Withdrawal Date.

(d) From and after the Settlement Date of the Withdrawn Member, the Withdrawn Member’s GP-Related Profit Sharing Percentages shall, unless otherwise allocated by the Managing Member pursuant to Section 5.3(a), be deemed to be GP-Related Unallocated Percentages (except for GP-Related Profit Sharing Percentages with respect to GP-Related Investments as provided in paragraph (f) below).

(e) (i) Upon the Withdrawal from the Company of a Member with respect to such Member’s GP-Related Member Interest, such Withdrawn Member thereafter shall not, except as expressly provided in this Section 6.5, have any rights of a Member (including voting rights) with respect to such Member’s GP-Related Member Interest, and, except as expressly provided in this Section 6.5, such Withdrawn Member shall not have any interest in the Company’s GP-Related Net Income (Loss), or in distributions, GP-Related Investments or other assets related to such Member’s GP-Related Member Interest. If a Member Withdraws from the Company with respect to such Member’s GP-Related Member Interest for any reason other than for Cause pursuant to Section 6.2, then the Withdrawn Member shall be entitled to receive, at the time or times specified in Section 6.5(i) below, in satisfaction and discharge in full of the Withdrawn Member’s GP-Related Member Interest, (x) payment equal to the aggregate credit balance, if any, as of the Settlement Date of the Withdrawn Member’s GP-Related Capital Accounts, (excluding any GP-Related Capital Account or portion thereof attributable to any GP-Related Investment) and (y) the Withdrawn Member’s percentage interest attributable to each GP-Related Investment in which the Withdrawn Member has an interest as of the Settlement Date as provided in paragraph (f) below (which shall be settled in accordance with paragraph (f) below), subject to all the terms and conditions of paragraphs (a)-(r) of this Section 6.5. If the amount determined pursuant to clause (x) above is an aggregate negative balance, the Withdrawn Member shall pay the amount thereof to the Company upon demand by the Managing Member on or after the date of the statement referred to in paragraph (i) below; provided, that if the Withdrawn Member was solely a Special Member on his Withdrawal Date, such payment shall be required only to the extent of any amounts payable to such Withdrawn Member pursuant to this Section 6.5. Any aggregate negative balance in the GP-Related Capital Accounts of a Withdrawn Member who was solely a Special Member, upon the settlement of such Withdrawn Member’s GP-Related Member Interest pursuant to this Section 6.5, shall be allocated among the other Members’ GP-Related Capital Accounts in accordance with their respective GP-Related Profit Sharing Percentages in the categories of GP-Related Net Income (Loss) giving rise to such negative balance as determined by the Managing Member as of such Withdrawn Member’s Settlement Date. In the settlement of any Withdrawn Member’s GP-Related Member Interest in the Company, no value shall be ascribed to goodwill, the Company name or the anticipation of any value the Company or any successor thereto might have in the event the Company or any interest therein were to be sold in whole or in part.

(ii) Notwithstanding clause (i) of this Section 6.5(e), in the case of a Member whose Withdrawal with respect to such Member’s GP-Related Member Interest resulted from such Member’s death or Incompetence, such Member’s estate or legal representative, as the case may be, may elect, at the time described below, to receive a Nonvoting Special Member GP-Related Member Interest and retain such Member’s GP-Related Profit Sharing Percentage in all (but not less than all) illiquid investments of the Company in lieu of a cash payment (or Note) in settlement of that portion the Withdrawn Member’s GP-Related Member Interest. The election referred to above shall be made within 60 days after the Withdrawn Member’s Settlement Date, based on a statement of the settlement of such Withdrawn Member’s GP-Related Member Interest in the Company pursuant to this Section 6.5.

(f) For purposes of clause (y) of paragraph (e)(i) above, a Withdrawn Member’s “percentage interest” means his GP-Related Profit Sharing Percentage as of the Settlement Date in the relevant GP-Related Investment. The Withdrawn Member shall retain his percentage interest in such GP-Related Investment and shall retain his GP-Related Capital Account or portion thereof attributable to such GP-Related Investment, in which case such Withdrawn Member (a “Retaining Withdrawn Member”) shall become and remain a Special Member for such purpose (and, if the Managing Member so designates, such Special Member shall be a Nonvoting Special Member). The GP-Related Member Interest of a Retaining Withdrawn Member pursuant to this paragraph (f) shall be subject to the terms and conditions applicable to GP-Related Member Interests of any kind hereunder and such other terms and conditions as are established by the Managing Member. At the option of the Managing Member in its sole discretion, the Managing Member and the Retaining Withdrawn Member may agree to have the Company acquire such GP-Related Member Interest without the approval of the other Members; provided, that the Managing Member shall reflect in the books and records of the Company the terms of any acquisition pursuant to this sentence.

(g) The Managing Member may elect, in lieu of payment in cash of any amount payable to a Withdrawn Member pursuant to paragraph (e) above, to (i) have the Company issue to the Withdrawn Member a subordinated promissory note and/or to (ii) distribute in kind to the Withdrawn Member such Withdrawn Member’s pro rata share (as determined by the Managing Member) of any securities or other investments of the Company. If any securities or other investments are distributed in kind to a Withdrawn Member under this paragraph (g), the amount described in clause (x) of paragraph (e)(i) shall be reduced by the value of such distribution as valued on the latest balance sheet of the Company in accordance with generally accepted accounting principles or, if not appearing on such balance sheet, as reasonably determined by the Managing Member.

(h) [Intentionally omitted.]

(i) Within 120 days after each Settlement Date, the Managing Member shall submit to the Withdrawn Member a statement of the settlement of such Withdrawn Member’s GP-Related Member Interest in the Company pursuant to this Section 6.5 together with any cash payment, subordinated promissory note and in kind distributions to be made to such Member as shall be determined by the Managing Member. The Managing Member shall submit to the Withdrawn Member supplemental statements with respect to additional amounts payable to or by the Withdrawn Member in respect of the settlement of his GP-Related Member Interest in the Company (e.g., payments in respect of GP-Related Investments pursuant to paragraph (f) above or adjustments to reserves pursuant to paragraph (j) below) promptly after such amounts are determined by the Managing Member. To the fullest extent permitted by law, such statements and the valuations on which they are based shall be accepted by the Withdrawn Member without examination of the accounting books and records of the Company or other inquiry. Any amounts payable by the Company to a Withdrawn Member pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment or provision for payment in full of claims of all present or future creditors of the Company or any successor thereto arising out of matters occurring prior to the applicable date of payment or distribution; provided, that such Withdrawn Member shall otherwise rank pari passu in right of payment (x) with all persons who become Withdrawn Members and whose Withdrawal Date is within one year before the Withdrawal Date of the Withdrawn Member in question and (y) with all persons who become Withdrawn Members and whose Withdrawal Date is within one year after the Withdrawal Date of the Withdrawn Member in question.

(j) If the aggregate reserves established by the Managing Member as of the Settlement Date in making the foregoing calculations should prove, in the determination of the Managing Member, to be excessive or inadequate, the Managing Member may elect, but shall not be obligated, to pay the Withdrawn Member or his estate such excess, or to charge the Withdrawn Member or his estate such deficiency, as the case may be.

(k) Any amounts owed by the Withdrawn Member to the Company at any time on or after the Settlement Date (e.g., outstanding Company loans or advances to such Withdrawn Member) shall be offset against any amounts payable or distributable by the Company to the Withdrawn Member at any time on or after the Settlement Date or shall be paid by the Withdrawn Member to the Company, in each case as determined by the Managing Member. All cash amounts payable by a Withdrawn Member to the Company under this Section 6.5 shall bear interest from the due date to the date of payment at a floating rate equal to the lesser of (x) the rate of interest publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate or (y) the maximum rate of interest permitted by applicable law. The “due date” of amounts payable by a Withdrawn Member pursuant to Section 6.5(i) above shall be 120 days after a Withdrawn Member’s Settlement Date. The “due date” of amounts payable to or by a Withdrawn Member in respect of GP-Related Investments for which the Withdrawn Member has retained a percentage interest in accordance with paragraph (f) above shall be 120 days after realization with respect to such GP-Related Investment. The “due date” of any other amounts payable by a Withdrawn Member shall be 60 days after the date such amounts are determined to be payable.

(1) At the time of the settlement of any Withdrawn Member’s GP-Related Member Interest in the Company pursuant to this Section 6.5, the Managing Member may, to the fullest extent permitted by applicable law, impose any restrictions it deems appropriate on the assignment, pledge, encumbrance or other transfer by such Withdrawn Member of any interest in any GP-Related Investment retained by such Withdrawn Member, any securities or other investments distributed in kind to such Withdrawn Member or such Withdrawn Member’s right to any payment from the Company.

(m) If a Member is required to Withdraw from the Company with respect to such Member’s GP-Related Member Interest for Cause pursuant to Section 6.2(d), then his GP-Related Member Interest shall be settled in accordance with paragraphs (a)-(r) of this Section 6.5; provided, that the Managing Member may elect (but shall not be required) to apply any or all the following terms and conditions to such settlement:

(i) In settling the Withdrawn Member’s interest in any GP-Related Investment in which he has an interest as of his Settlement Date, the Managing Member may elect to (A) determine the GP-Related Unrealized Net Income (Loss) attributable to each such GP-Related Investment as of the Settlement Date and allocate to the appropriate GP-Related Capital Account of the Withdrawn Member his allocable share of such GP-Related Unrealized Net Income (Loss) for purposes of calculating the aggregate balance of such Withdrawn Member’s GP-Related Capital Account pursuant to clause (x) of paragraph (e)(i) above, (B) credit or debit, as applicable, the Withdrawn Member with the balance of his GP-Related Capital Account or portion thereof attributable to each such GP-Related Investment as of his Settlement Date without giving effect to the GP-Related Unrealized Net Income (Loss) from such GP-Related Investment as of his Settlement Date, which shall be forfeited by the Withdrawn Member or (C) apply the provisions of paragraph (f) above, provided, that the maximum amount of GP-Related Net Income (Loss) allocable to such Withdrawn Member with respect to any GP-Related Investment shall equal such Member’s percentage interest of the GP-Related Unrealized Net Income, if any, attributable to such GP-Related Investment as of the Settlement Date

(the balance of such GP-Related Net Income (Loss), if any, shall be allocated as determined by the Managing Member). The Withdrawn Member shall not have any continuing interest in any GP-Related Investment to the extent an election is made pursuant to (A) or (B) above.

(ii) Any amounts payable by the Company to the Withdrawn Member pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment in full of claims of all present or future creditors of the Company or any successor thereto arising out of matters occurring prior to or on or after the applicable date of payment or distribution.

(n) The payments to a Withdrawn Member pursuant to this Section 6.5 may be conditioned on the compliance by such Withdrawn Member with any lawful and reasonable (under the circumstances) restrictions against engaging or investing in a business competitive with that of the Company or any of its subsidiaries and Affiliates for a period not exceeding two years determined by the Managing Member. Upon written notice to the Managing Member, any Withdrawn Member who is subject to noncompetition restrictions established by the Managing Member pursuant to this paragraph (n) may elect to forfeit the principal amount payable in the final installment of his subordinated promissory note, together with interest to be accrued on such installment after the date of forfeiture, in lieu of being bound by such restrictions.

(o) In addition to the foregoing, the Managing Member shall have the right to pay a Withdrawn Member (other than the Managing Member) a discretionary additional payment in an amount and based upon such circumstances and conditions as it determines to be relevant.

(p) The provisions of this Section 6.5 shall apply to any Investor Special Member relating to a Regular Member or Special Member and to any transferee of any GP-Related Member Interest of such Member pursuant to Section 6.3 if such Member Withdraws from the Company.

(q) (i) The Company will assist a Withdrawn Member or his estate or guardian, as the case may be, in the settlement of the Withdrawn Member’s GP-Related Member Interest in the Company. Third party costs incurred by the Company in providing this assistance will be borne by the Withdrawn Member or his estate.

(ii) The Company may reasonably determine in good faith to retain outside professionals to provide the assistance to Withdrawn Members or their estates or guardians, as referred to above. In such instances, the Company will obtain the prior approval of a Withdrawn Member or his estate or guardian, as the case may be, prior to engaging such professionals. If the Withdrawn Member (or his estate or guardian) declines to incur such costs, the Company will provide such reasonable assistance as and when it can so as not to interfere with the Company’s day-to-day operating, financial, tax and other related responsibilities to the Company and the Members.

(r) Each Member (other than the Managing Member) hereby irrevocably appoints the Managing Member as such Member’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file, on behalf of such Member, any and all agreements, instruments, documents and certificates which the Managing Member deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 6.5, including, without limitation, the performance of any obligation of such Member or the Company or the exercise of any right of such Member or the Company. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the Withdrawal from the Company of any Member for any reason and shall not be affected by the death, disability or incapacity of such Member.

6.6. Dissolution of the Company. The Managing Member may dissolve the Company prior to the expiration of its term at any time on not less than 60 days’ notice of the dissolution date given to the other Members.

6.7. Certain Tax Matters (a) All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for Federal, state and local income tax purposes in the same manner as such items of income, gain, loss, deduction and credit shall be allocated among the Members pursuant to this Agreement, except as may otherwise be provided herein or by the Code or other applicable law. To the extent Treasury Regulations promulgated pursuant to Subchapter K of the Code (including under Sections 704(b) and (c) of the Code) or other applicable law require allocations for tax purposes that differ from the foregoing allocations, the Managing Member may determine the manner in which such tax allocations shall be made so as to comply more fully with such Treasury Regulations or other applicable law and, at the same time, preserve the economic relationships among the Members as set forth in this Agreement. In the event there is a net decrease in partnership minimum gain or partner nonrecourse debt minimum gain (determined in accordance with the principles of Regulations Sections 1.704-2(d) and 1.704-2(i)) during any taxable year of the Company, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to its respective share of such net decrease during such year, determined pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). In addition, this Agreement shall be considered to contain a “qualified income offset” as provided in Regulations Section 1.704-1(b)(2)(ii)(d).

(b) The Managing Member shall cause to be prepared all Federal, state and local tax returns of the Company for each year for which such returns are required to be filed and, after approval of such returns by the Managing Member, shall cause such returns to be timely filed. The Managing Member shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Managing Member may cause the Company to make or refrain from making any and all elections permitted by such tax laws. Each Member agrees that he shall not, unless he provides prior notice of such action to the Company, (i) treat, on his individual income tax returns, any item of income, gain, loss, deduction or credit relating to his interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing his income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Member (as defined below) shall be authorized to act for, and his decision shall be final and binding upon, the Company and all Members except to the extent a Member shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Member in connection therewith (including, without limitation, attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of the Company and (C) no Member shall have the right to (1) participate in the audit of any Company tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company (unless he provides prior notice of such action to the Company as provided above), (3) participate in any administrative or judicial proceedings conducted by the Company or the Tax Matters Member arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Company or the Tax Matters Member or with respect to any such amended return or claim for refund filed by the Company or the Tax Matters Member or in any such administrative or judicial proceedings conducted by the Company or the Tax Matters Member. The Company and each Member hereby designate any Member selected by the Managing Member as the “tax matters partner” for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Member”). To the fullest extent permitted by applicable law, each Member agrees to indemnify and hold harmless the Company and all other Members from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Member of the provisions of this Section 6.7 and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation.

(c) Each individual Member shall provide to the Company copies of each Federal, state and local income tax return of such Member (including any amendment thereof) within 30 days after filing such return.

6.8. Special Basis Adjustments. In connection with any assignment or transfer of a Company interest permitted by the terms of this Agreement, the Managing Member may cause the Company, on behalf of the Members and at the time and in the manner provided in Code Regulations Section 1.754-1(b), to make an election to adjust the basis of the Company’s property in the manner provided in Sections 734(b) and 743(b) of the Code.

ARTICLE VII

CAPITAL COMMITMENT INTERESTS; CAPITAL CONTRIBUTIONS;

ALLOCATIONS; DISTRIBUTIONS

7.1. Capital Commitment Interests, etc.

(a) This Article VII and Article VIII hereof set forth certain terms and conditions with respect to the Capital Commitment Member Interests and the Capital Commitment BCVP Interest and matters related to the Capital Commitment Member Interests and the Capital Commitment BCVP Interest. Except as otherwise expressly provided in this Article VII or in Article VIII, the terms and provisions of this Article VII and Article VIII shall not apply to the GP-Related Member Interests or the GP-Related BCVP Interest.

(b) Each Member, severally, agrees to make contributions of capital to the Company (“Capital Commitment-Related Capital Contributions”) as required to fund the Company’s capital contributions to BCVP or Associates in respect of the Capital Commitment BCVP Interest, if any, and the related Capital Commitment BCVP Commitment, if any (including, without limitation, funding all or a portion of the Blackstone Commitment). No Member shall be obligated to make Capital Commitment-Related Capital Contributions to the Company in an amount in excess of such Member’s Capital Commitment-Related Commitment. The Commitment Agreements and SMD Agreements of the Members may include provisions with respect to the foregoing matters. It is understood that a Member will not necessarily participate in each Capital Commitment Investment (which may include additional amounts invested in an existing Capital Commitment Investment) nor will a Member necessarily have the same Capital Commitment Profit Sharing Percentage with respect to (i) the Company’s portion of the Blackstone Commitment or (ii) the making of each Capital Commitment Investment in which such Member participates; provided, that this in no way limits the terms of any Commitment Agreement or SMD Agreement. In addition, nothing contained herein shall be construed to give any Member the right to obtain financing with respect to the purchase of any Capital Commitment Interest, and nothing contained herein shall limit or dictate the terms upon which the Company and its Affiliates may provide such financing. The acquisition of a Capital Commitment Interest by a Member shall be evidenced by receipt by the Company of funds equal to such Member’s Capital Commitment- Related Commitment then due with respect to such Capital Commitment Interest and such appropriate documentation as the Managing Member may submit to the Members from time to time.

(c) The Company or one of its Affiliates (in such capacity, the “Advancing Party”) may in its sole discretion advance to any Member (including any additional Member admitted to the Company pursuant to Section 6.1 but excluding any Members that are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) all or any portion of the Capital Commitment Capital Contributions due to the Company from such Member with respect to any Capital Commitment Investment (“Firm Advances”). Each such Member shall pay interest on each Firm Advance from the date of each such Firm Advance until the repayment thereof by such Member. Each Firm Advance shall be repayable in full, including accrued interest to the date of such repayment, upon prior written notice by the Advancing Party. The making and repayment of each Firm Advance shall be recorded in the books and records of the Company, and such recording shall be conclusive evidence of each such Firm Advance, binding on the Member and the Advancing Party absent manifest error. Except as provided below, the interest rate applicable to a Firm Advance shall equal the cost of funds of the Advancing Party at the time of the making of such Firm Advance. The Advancing Party shall inform any Member of such rate upon such Member’s request; provided, that amounts that are otherwise payable to such Member pursuant to Section 7.4(a) shall be used to repay such Firm Advance (including interest thereon). The Advancing Party may, in its sole discretion, change the terms of Firm Advances (including the terms contained herein) and/or discontinue the making of Firm Advances; provided, that (i) the Advancing Party shall notify the relevant Members of any material changes to such terms and (ii) the interest rate applicable to such Firm Advances and overdue amounts thereon shall not exceed the maximum interest rate allowable by applicable law.

7.2. Capital Commitment Capital Accounts.

(a) There shall be established for each Member on the books of the Company as of the date of formation of the Company, or such later date on which such Member is admitted to the Company, and on each such other date as such Member first acquires a Capital Commitment Interest in a particular Capital Commitment Investment, a Capital Commitment Capital Account for each Capital Commitment Investment in which such Member acquires a Capital Commitment Interest on such date. Each Capital Commitment Capital Contribution of a Member shall be credited to the appropriate Capital Commitment Capital Account of such Member on the date such Capital Commitment Capital Contribution is paid to the Company. Capital Commitment Capital Accounts shall be adjusted to reflect any transfer of a Member’s interest in the Company related to his Capital Commitment Member Interest as provided in this Agreement.

(b) A Member shall not have any obligation to the Company or to any other Member to restore any negative balance in the Capital Commitment Capital Account of such Member. Until distribution of any such Member’s interest in the Company with respect to a Capital Commitment Interest as a result of the disposition by the Company of the related Capital Commitment Investment and in whole upon the dissolution of the Company, neither such member’s Capital Commitment Capital Accounts nor any part thereof shall be subject to withdrawal or redemption except with the consent of the Managing Member.

7.3. Allocations.

(a) Capital Commitment Net Income (Loss) of the Company for each Capital Commitment Investment shall be allocated to the related Capital Commitment Capital Accounts of all the Members (including the Managing Member) participating in such Capital Commitment Investment in proportion to their respective Capital Commitment Profit Sharing Percentages for such Capital Commitment Investment. Capital Commitment Net Income (Loss) on any Unallocated Capital Commitment Interest shall be allocated to each Member in the proportion which such Member’s aggregate Capital Commitment Capital Accounts bear to the aggregate Capital Commitment Capital Accounts of all Members; provided, that if any Member makes the election provided for in Section 7.6, Capital Commitment Net Income (Loss) of the Company for each Capital Commitment Investment shall be allocated to the related Capital Commitment Capital Accounts of all the Members participating in such Capital Commitment Investment who do not make such election in proportion to their respective Capital Commitment Profit Sharing Percentages for such Capital Commitment Investment.

(b) Any special costs relating to distributions pursuant to Section 7.6 or 7.7 shall be specially allocated to the electing Member.

7.4. Distributions.

(a) Each Member’s allocable portion of Capital Commitment Net Income received from his Capital Commitment Investments, distributions to such Member that constitute returns of capital, and other Capital Commitment Net Income of the Company (including, without limitation, Capital Commitment Net Income attributable to Unallocated Capital Commitment Interests) during a fiscal year of the Company will be credited to payment of the Investor Notes to the extent required below as of the last day of such fiscal year (or on such earlier date as related distributions are made in the sole discretion of the Managing Member) with any cash amount distributable to such Member pursuant to clauses (ii) and (vii) below to be distributed within 45 days after the end of each fiscal year of the Company (or in each case on such earlier date as selected by the Managing Member in its sole discretion) as follows (subject to Section 7.4(c) below):

(i) First, to the payment of interest then due on all Investor Notes (relating to Capital Commitment Investments or otherwise) of such Member (to the extent Capital Commitment Net Income and distributions or payments from Other Sources do not equal or exceed all interest payments due, the selection of those of such Member’s Investor Notes upon which interest is to be paid and the division of payments among such Investor Notes to be determined by the Lender or Guarantor);

(ii) Second, to distribution to the Member of an amount equal to the Federal, state and local income taxes on income of the Company allocated to such Member for such year in respect of such Member’s Capital Commitment Member Interest (the aggregate amount of any such distribution shall be determined by the Managing Member, subject to the limitation that the minimum aggregate amount of such distribution be the tax that would be payable if the taxable income of the Company related to all Members’ Capital Commitment Member Interests were all allocated to an individual subject to the then-prevailing maximum Federal, New York State and New York City tax rates (taking into account the extent to which such taxable income allocated by the Company was composed of long-term capital gains and the deductibility of state and local income taxes for Federal income tax purposes)); provided, that additional amounts shall be paid to the Member pursuant to this clause (ii) to the extent that such amount reduces the amount otherwise distributable to the Member pursuant to a comparable provision in any other BCE Agreement and there are not sufficient amounts to fully satisfy such provision from the relevant partnership or other entity; provided further, that amounts paid pursuant to the provisions in such other BCE Agreements comparable to the immediately preceding proviso shall reduce those amounts otherwise distributable to the Member pursuant to provisions in such other BCE Agreements that are comparable to this clause (ii);

(iii) Third, to the payment in full of the principal amount of the Investor Note financing (A) any Capital Commitment Investment disposed of during or prior to such fiscal year or (B) any BCE Investments (other than Capital Commitment Investments) disposed of during or prior to such fiscal year, to the extent not repaid from Other Sources;

(iv) Fourth, to the return to such Member of (A) all Capital Commitment Capital Contributions made in respect of the Capital Commitment Interest to which any Capital Commitment Investment disposed of during or prior to such fiscal year relates or (B) all capital contributions made to any Blackstone Collateral Entity (other than the Company) in respect of interests therein relating to BCE Investments (other than Capital Commitment Investments) disposed of during or prior to such fiscal year (including all principal paid on the related Investor Notes), to the extent not repaid from amounts of Other Sources (other than amounts of Capital Commitment Member Carried Interest);

(v) Fifth, to the payment of principal (including any previously deferred amounts) then owing under all other Investor Notes of such Member (including those unrelated to the Company), the selection of those of such Member’s Investor Notes to be repaid and the division of payments among such Investor Notes to be determined by the Lender or Guarantor;

(vi) Sixth, up to 50% of any Capital Commitment Net Income remaining after application pursuant to clauses (i) through (v) above shall be applied pro rata to prepayment of principal of all remaining Investor Notes of such Member (including those unrelated to the Company), the selection of those of such Member’s Investor Notes to be repaid, the division of payments among such Investor Notes and the percentage of remaining Capital Commitment Net Income to be applied thereto to be determined by the Lender or Guarantor; and

(vii) Seventh, to such Member to the extent of any amount of Capital Commitment Net Income remaining after making the distributions in clauses (i) through (vi) above, and such amount is not otherwise required to be applied to Investor Notes pursuant to the terms thereof.

To the extent there is a partial disposition of a Capital Commitment Investment or any other BCE Investment, as applicable, the payments in clauses (iii) and (iv) above shall be based on that portion of the Capital Commitment Investment or other BCE Investment, as applicable, disposed of, and the principal amount and related interest payments of such Investor Note shall be adjusted to reflect such partial payment so that there are equal payments over the remaining term of the related Investor Note. For a Member who is no longer an employee or officer of Holdings or its Affiliates, distributions shall be made pursuant to clauses (i) through (iii) above, and then, unless the Company or its Affiliate has exercised its rights pursuant to Section 8.1 hereof, any remaining income or other distribution in respect of such Member’s Capital Commitment Member Interest shall be applied to the prepayment of the outstanding Investor Notes of such Member, until all such Member’s Investor Notes have been repaid in full, with any such income or other distribution remaining thereafter distributed to such Member.

Distributions of Capital Commitment Net Income may be made at any other time at the discretion of the Managing Member. At the Managing Member’s discretion, any amounts distributed to a Member in respect of such Member’s Capital Commitment Member Interest will be net of any interest and principal payable on his Investor Notes for the full period in respect of which the distribution is made.

(b) [Intentionally omitted.]

(c) To the extent that the foregoing Company distributions and distributions and payments from Other Sources are insufficient to satisfy any principal and/or interest due on Investor Notes, and to the extent that the Managing Member in its sole discretion elect to apply this paragraph (e) to any individual payments due, such unpaid interest will be added to the remaining principal amount of such Investor Notes and shall be payable on the next scheduled principal payment date (along with any deferred principal and any principal and interest due on such date); provided, that such deferral shall not apply to a Member that is no longer an employee or officer of Holdings or an Affiliate thereof. All unpaid interest on such Investor Notes shall accrue interest at the interest rate then in effect for such Investor Notes.

(d) [Intentionally omitted.]

(e) The Capital Commitment Capital Account of each Member shall be reduced by the amount of any distribution to such Member pursuant to paragraph (a) of this Section 7.4.

(f) At any time that a sale, exchange, transfer or other disposition of a portion of a Capital Commitment Investment is being considered by the Company or BCVP (a “Capital Commitment Disposable Investment”), at the election of the Managing Member each Member’s Capital Commitment Interest with respect to such Capital Commitment Investment shall be vertically divided into two separate Capital Commitment Interests, a Capital Commitment Interest attributable to the Capital Commitment Disposable Investment (a Member’s “Capital Commitment Class B Interest”), and a Capital Commitment Interest attributable to such Capital Commitment Investment excluding the Capital Commitment Disposable Investment (a Member’s “Capital Commitment Class A Interest”). Distributions (including those resulting from a direct or indirect sale, transfer, exchange or other disposition by the Company) relating to a Capital Commitment Disposable Investment shall be made only to holders of Capital Commitment Class B Interests with respect to such Capital Commitment Investment in accordance with their respective Capital Commitment Profit Sharing Percentages relating to such Capital Commitment Class B Interests, and distributions (including those resulting from the direct or indirect sale, transfer, exchange or other disposition by the Company) relating to a Capital Commitment Investment excluding such Capital Commitment Disposable Investment shall be made only to holders of Capital Commitment Class A Interests with respect to such Capital Commitment Investment in accordance with their respective Capital Commitment Profit Sharing Percentages relating to such Capital Commitment Class A Interests.

(g) (i) If (x) the Company is obligated under the Giveback Provisions to contribute a Giveback Amount to BCVP in respect of any Capital Commitment BCVP Interest that may be held by the Company or (y) Associates is obligated under the Giveback Provisions to contribute to BCVP a Giveback Amount with respect to any Capital Commitment BCVP Interest that may be held by Associates and the Company is obligated to contribute any such amount to Associates in respect of the Company’s Capital Commitment Associates Member Interest (the amount of any such obligation with respect to any Giveback Amount in the case of either (x) or (y) being herein called a “Capital Commitment Giveback Amount”), the Company shall call for such amounts as are necessary to satisfy such obligation of the Company as determined by the Managing Member, in which case, each Member shall contribute to the Company, in cash, when and as called by the Company, such an amount of prior distributions by the Company with respect to the Capital Commitment BCVP Interest (the “Capital Commitment Recontribution Amount”) which equals such Member’s pro rata share of prior distributions in connection with (a) the Capital Commitment BCVP Investment giving rise to the Capital Commitment Giveback Amount, (b) if the amounts contributed pursuant to clause (a) above are insufficient to satisfy such Capital Commitment Giveback Amount, Capital Commitment BCVP Investments other than the one giving rise to such obligation, but only those amounts received by the Members with an interest in the Capital Commitment BCVP Investment referred to in clause (a) above, and (c) if the Capital Commitment Giveback Amount is unrelated to a specific Capital Commitment BCVP Investment, all Capital Commitment BCVP Investments. Each Member shall promptly contribute to the Company upon notice thereof such Member’s Capital Commitment Recontribution Amount. Prior to such time, the Company may, at the Managing Member’s discretion (but shall be under no obligation to), provide notice that in the Managing Member’s judgment, the potential obligations in respect of the Capital Commitment Giveback Amount will probably materialize (and an estimate of the aggregate amount of such obligations).

(ii) In the event any Member (a “Capital Commitment Defaulting Party”) fails to recontribute all or any portion of such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount for any reason, the Company shall require all other Members and Withdrawn Members to contribute, on a pro rata basis (based on each of their respective Capital Commitment Profit Sharing Percentages), such amounts as are necessary to fulfill the Capital Commitment Defaulting Party’s obligation to pay such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount (a “Capital Commitment Deficiency Contribution”) if the Managing Member determines in its good faith judgment that the Company will be unable to collect such amount in cash from such Capital Commitment Defaulting Party for payment of the Capital Commitment Giveback Amount at least 20 Business Days prior to the latest date that the Company is permitted to pay the Capital Commitment Giveback Amount; provided, that no Member shall as a result of such Capital Commitment Deficiency Contribution be required to contribute an amount in excess of 150% of the amount of the Capital Commitment Recontribution Amount initially requested from such Member in respect of such default. Thereafter, the Managing Member shall determine in its good faith judgment that the Company should either (1) not attempt to collect such amount in light of the costs associated therewith, the likelihood of recovery and any other factors considered relevant in the good faith judgment of the Managing Member or (2) pursue any and all remedies (at law or equity) available to the Company against the Capital Commitment Defaulting

Party, the cost of which shall be a Company expense to the extent not ultimately reimbursed by the Capital Commitment Defaulting Party. It is agreed that the Company shall have the right (effective upon such Capital Commitment Defaulting Party becoming a Capital Commitment Defaulting Party) to set-off as appropriate and apply against such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount any amounts otherwise payable to the Capital Commitment Defaulting Party by the Company or any Affiliate thereof. Each Member hereby grants to the Company a security interest, effective upon such Member becoming a Capital Commitment Defaulting Party, in all accounts receivable and other rights to receive payment from the Company or any Affiliate of the Company and agrees that, upon the effectiveness of such security interest, the Company may sell, collect or otherwise realize upon such collateral. In furtherance of the foregoing, each Member hereby appoints the Company as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of such Member or in the name of the Company, to take any actions which may be necessary to accomplish the intent of the immediately preceding sentence. The Company shall be entitled to collect interest on the Capital Commitment Recontribution Amount of a Capital Commitment Defaulting Party from the date such Capital Commitment Recontribution Amount was required to be contributed to the Company at a rate equal to the Default Interest Rate.

(iii) Any Member’s failure to make a Capital Commitment Deficiency Contribution shall cause such Member to be a Capital Commitment Defaulting Party with respect to such amount.

(iv) A Member’s obligation to make contributions to the Company under this Section 7.4(g) shall survive the termination of the Company.

7.5. Valuations. Capital Commitment Investments shall be valued annually as of the end of each year (and at such other times as deemed appropriate by the Managing Member) in accordance with the principles utilized by Associates (or any other Affiliate of the Company that is a general partner of BCVP) in valuing investments of BCVP or, in the case of investments not held by BCVP, in the good faith judgment of the Managing Member, subject in each case to the second proviso of the immediately succeeding sentence. The value of any Capital Commitment Interest as of any date (the “Capital Commitment Value”) shall be based on the value of the underlying Capital Commitment Investment as set forth above; provided, that the Capital Commitment Value may be determined as of an earlier date if determined appropriate by the Managing Member in good faith; provided further, that such value may be adjusted by the Managing Member to take into account factors relating solely to the value of a Capital Commitment Interest (as compared to the value of the underlying Capital Commitment Investment), such as restrictions on transferability, the lack of a market for such Capital Commitment Interest and lack of control of the underlying Capital Commitment Investment. To the fullest extent permitted by applicable law such valuations shall be final and binding on all Members; provided further, that the immediately preceding proviso shall not apply to any Capital Commitment Interests held by a person who is or was at any time a direct Member of the Company.

7.6. Disposition Election.

(a) At any time prior to the date of the Company’s execution of a definitive agreement to dispose of a Capital Commitment Investment, the Managing Member may in its sole discretion permit a Member to retain all or any portion of its pro rata share of such Capital Commitment Investment (as measured by such Member’s Capital Commitment Profit Sharing Percentage in such Capital Commitment Investment). If the Managing Member so permits, such Member shall instruct the Managing Member in writing prior to such date (i) not to dispose of all or any portion of such Member’s pro rata share of such Capital Commitment Investment (the “Retained Portion”) and (ii) either to (A) distribute such Retained Portion to such Member on the closing date of such disposition or (B) retain such Retained Portion in the Company on behalf of such Member until such time as such Member shall instruct the Managing Member upon 5 days notice to distribute such Retained Portion to such Member. Such Member’s Capital Commitment Capital Account shall not be adjusted in any way to reflect the retention in the Company of such Retained Portion or the Company’s disposition of other Members’ pro rata shares of such Capital Commitment Investment; provided, that such Member’s Capital Commitment Capital Account shall be adjusted upon distribution of such Retained Portion to such Member or upon distribution of proceeds with respect to a subsequent disposition thereof by the Company.

(b) No distribution of such Retained Portion shall occur unless any Investor Notes relating thereto shall have been paid in full prior to or simultaneously with such distribution.

7.7. Capital Commitment Special Distribution Election.

(a) From time to time during the term of this Agreement, the Managing Member may in its sole discretion, upon receipt of a written request from a Member, distribute to such Member any portion of its pro rata share of a Capital Commitment Investment (as measured by such Member’s Capital Commitment Profit Sharing Percentage in such Capital Commitment Investment) (a “Capital Commitment Special Distribution”). Such Member’s Capital Commitment Capital Account shall be adjusted upon distribution of such Capital Commitment Special Distribution.

(b) No Capital Commitment Special Distributions shall occur unless any Investor Notes relating thereto shall have been paid in full prior to or simultaneously with such Capital Commitment Special Distribution.

ARTICLE VIII

WITHDRAWAL, ADMISSION OF NEW MEMBERS

8.1. Member Withdrawal; Repurchase of Capital Commitment Interests.

(a) Capital Commitment Interests (or a portion thereof) that were financed by Investor Notes will be treated as not subject to repurchase for purposes hereof based upon the proportion of (a) the sum of Capital Commitment Capital Contributions not financed by an Investor Note with respect to each Capital Commitment Interest and principal payments on the related Investor Note to (b) the sum of the Capital Commitment Capital Contributions not

financed by an Investor Note with respect to such Capital Commitment Interest, the original principal amount of such Investor Note and all deferred amounts of interest which from time to time comprise part of the principal amount of the Investor Note. A Member may prepay a portion of any outstanding principal on the Investor Notes; provided, that in the event that a Member prepays all or any portion of the principal amount of the Investor Notes within nine months prior to the date on which such Member is no longer an employee or officer of Holdings or an Affiliate thereof, the Company (or its designee) shall have the right, in its sole discretion, to purchase the Capital Commitment Interest that became Non-Contingent as a result of such prepayment; provided further, that the purchase price for such Capital Commitment Interest shall be determined in accordance with the determination of the purchase price of a Member’s Contingent Capital Commitment Interests as set forth in paragraph (b) below. Prepayments made by a Member shall apply pro rata against all of such Member’s Investor Notes; provided, that such Member may request that such prepayments be applied only to Investor Notes related to BCE Investments that are related to one or more Blackstone Collateral Entities specified by such Member. Except as expressly provided herein, Capital Commitment Interests that were not financed in any respect with Investor Notes shall be treated as Non-Contingent Capital Commitment Interests.

(b) Upon a Member ceasing to be an officer or employee of the Company or any of its Affiliates, other than as a result of such Member dying or suffering a Total Disability, such Member (the “Withdrawn Member”) and the Company or any other person designated by the Managing Member shall each have the right (exercisable by the Withdrawn Member within 30 days and by the Company or its designee(s) within 45 days of such Member’s ceasing to be such an officer or employee) or any time thereafter, upon 30 days notice, but not the obligation, to require the Company, subject to the LLC Act, to buy (in the case of exercise of such right by such Withdrawn Member) or the Withdrawn Member to sell (in the case of exercise of such right by the Company or its designee(s)) all (but not less than all) such Withdrawn Member’s Contingent Capital Commitment Interests. The purchase price for each such Contingent Capital Commitment Interest will be an amount equal to (i) the outstanding principal amount of the related Investor Note plus accrued interest thereon to the date of purchase (such portion of the purchase price to be made in cash) and (ii) an additional amount (the “Adjustment Amount”) equal to (x) all interest paid by the Member on the portion of the principal amount of the Investor Note relating to the portion of the related Capital Commitment Interest remaining Contingent plus (y) all Capital Commitment Net Losses allocated to the Withdrawn Member on the Contingent portion of such Capital Commitment Interest minus (z) all Capital Commitment Net Income allocated to the Withdrawn Member on the Contingent portion of such Capital Commitment Interest; provided, that, if the Withdrawn Member was terminated from employment or his position as an officer for Cause, the amounts referred to in clause (x) or (y) of the Adjustment Amount, in the Managing Member’s sole discretion, may be deemed to equal zero. The Adjustment Amount shall, if positive, be payable by the holders of the purchased Capital Commitment Interests to the Withdrawn Member from the next Capital Commitment Net Income received by such holders on the Contingent portion of such Withdrawn Member’s Capital Commitment Interests at the time such Capital Commitment Net Income is received. If the Adjustment Amount resulting from an exchange is negative, it shall be payable to the holders of the purchased Capital Commitment Interest by the Withdrawn Member at the time such Capital Commitment Net Income is received by the Withdrawn Member from the next Capital Commitment Net Income on the Non-Contingent portion of the

Withdrawn Member’s Capital Commitment Interests or, if the Company or its designee(s) elect to purchase such Withdrawn Member’s Non-Contingent Capital Commitment Interests, in cash by the Withdrawn Member at the time of such purchase; provided, that the Company and its Affiliates may offset any amounts otherwise owing to a Withdrawn Member against any Adjustment Amount owed by such Withdrawn Member. Until so paid, such remaining Adjustment Amount will not itself bear interest. At the time of such purchase of the Withdrawn Member’s Contingent Capital Commitment Interests, his related Investor Note shall be payable in full. If neither the Withdrawn Member nor the Company nor its designee(s) exercise the right to require repurchase of such Contingent Capital Commitment Interests, then the Withdrawn Member shall retain the Contingent portion of his Capital Commitment Interests and the Investor Notes shall remain outstanding, shall become fully recourse to the Withdrawn Member in his individual capacity, shall be payable in accordance with their remaining original maturity schedules and shall be prepayable at any time by the Withdrawn Member at his option, and the Company shall apply such prepayments against outstanding Investor Notes on a pro rata basis. To the extent that another Member purchases a portion of a Capital Commitment Interest of a Withdrawn Member, the purchasing Member’s Capital Commitment Capital Account and Capital Commitment Profit Sharing Percentage for such Capital Commitment Investment shall be correspondingly increased.

(c) Upon the occurrence of a Final Event with respect to any Member, such Member shall thereupon cease to be a Member with respect to such Member’s Capital Commitment Member Interest. If such a Final Event shall occur, no Successor in Interest to any such Member shall for any purpose hereof become or be deemed to become a Member. The sole right, as against the Company and the remaining Members, acquired hereunder by, or resulting hereunder to, a Successor in Interest to any Member shall be to receive any distributions and allocations with respect to such Member’s Capital Commitment Member Interest pursuant to Article VII and this Article VIII, subject to the right of the Company to purchase the Capital Commitment Interests of such former Member pursuant to Section 8.1(b) or Section 8.1(d)) to the extent, at the time, in the manner and in the amount otherwise payable to such Member had such a Final Event not occurred, and no other right shall be acquired hereunder by, or shall result hereunder to, a Successor in Interest to such Member, whether by operation of law or otherwise. Until distribution of any such Member’s interest in the Company upon the dissolution of the Company as provided in Section 9.2, neither his Capital Commitment Capital Accounts nor any part thereof shall be subject to withdrawal or redemption without the consent of the Managing Member. The Company shall be entitled to treat any Successor in Interest to such Member as the only person entitled to receive distributions and allocations hereunder with respect to such Member’s Capital Commitment Member Interest.

(d) If a Member dies or suffers a Total Disability, all Contingent Capital Commitment Interests of such Member shall be purchased by the Company or its designee (within 30 days of the first date on which the Company knows or has reason to know of such Member’s death or Total Disability) as provided in Section 8.1(b) (except that any Adjustment Amount shall be payable by or to the estate or personal representative in cash) and any Investor Notes financing such Contingent Capital Commitment Interests shall thereupon be prepaid as provided in Section 8.1(b). In addition, in the case of the death or Total Disability of a Member, if the estate or personal representative of such Member so requests in writing within

180 days of the Member’s death or ceasing to be an employee or member (directly or indirectly) of the Company or any of its Affiliates by reason of Total Disability (such requests shall not exceed one per calendar year), the Company or its designee may but is not obligated to purchase for cash all (but not less than all) Non-Contingent Capital Commitment Interests of such Member as of the last day of the Company’s then current fiscal year at a price equal to the Capital Commitment Value thereof. Each Member shall be required to include appropriate provisions in his will to reflect such provisions of this Agreement. In addition, the Company may, in the sole discretion of the Managing Member, upon notice to the estate or personal representative of such Member within 30 days of the first date on which the Company knows or has reason to know of such Member’s death or Total Disability, determine either (i) to distribute Securities or other property to the estate or personal representative in exchange for such Non-Contingent Capital Commitment Interests as provided in Section 8.1(e) or (ii) to require sale of such Non-Contingent Capital Commitment Interests to the Company or its designee as of the last day of any fiscal year of the Company (or earlier period, as determined by the Managing Member in its sole discretion) for an amount in cash equal to the Capital Commitment Value thereof.

(e) In lieu of retaining a Withdrawn Member as a Member with respect to any Non-Contingent Capital Commitment Interests, the Managing Member may, in its sole discretion, by notice to such Withdrawn Member within 45 days of his ceasing to be an employee or officer of the Company or any of its Affiliates, or at any time thereafter, upon 30 days written notice, determine (1) to distribute to such Withdrawn Member the pro rata portion of the Securities or other property underlying such Withdrawn Member’s Non-Contingent Capital Commitment Interests, subject to any restrictions on distributions associated with the Securities or other property, in satisfaction of his Non-Contingent Capital Commitment Interests in the Company or (2) to cause, as of the last day of any fiscal year of the Company (or earlier period, as determined by the Managing Member in its sole discretion), the Company or another person designated by the Managing Member (who may be itself another Member or another Affiliate of the Company) to purchase all (but not less than all) of such Withdrawn Member’s Non-Contingent Capital Commitment Interests for a price equal to the Capital Commitment Value thereof. The Managing Member shall condition any distribution or purchase of voting Securities pursuant to paragraph (d) above or this paragraph (e) upon the Withdrawn Member’s execution and delivery to the Company of an appropriate irrevocable proxy, in favor of the Company or its nominee, relating to such Securities.

(f) The Company may subsequently transfer any Unallocated Capital Commitment Interest or portion thereof which is purchased by it as described above to any other person approved by the Managing Member. In connection with such purchase or transfer or the purchase of a Capital Commitment Interest or portion thereof by the Company’s designee(s), Holdings may loan all or a portion of the purchase price of the transferred or purchased Capital Commitment Interest to the Company, the transferee or the designee-purchaser(s), as applicable. To the extent that a Withdrawn Member’s Capital Commitment Interests (or portions thereof) are repurchased by the Company and not transferred to or purchased by another person, all or any portion of such repurchased Capital Commitment Interests may, in the sole discretion of the Managing Member, (i) be allocated to each Member already participating in the Capital Commitment Investment to which the repurchased Capital Commitment Interest relates, (ii) be allocated to each Member in the

Company, whether or not already participating in such Capital Commitment Investment, and/or (iii) continue to be held by the Company itself as an unallocated Capital Commitment Investment (such Capital Commitment Interests being herein called “Unallocated Capital Commitment Interests”). To the extent that a Capital Commitment Interest is allocated to Members as provided in clause (i) and/or (ii) above, any indebtedness incurred by the Company to finance such repurchase shall also be allocated to such Members. All such Capital Commitment Interests allocated to Members shall be deemed to be Contingent and shall become Non-Contingent as and to the extent that the principal amount of such related indebtedness is repaid. The Members receiving such allocations shall be responsible for such related indebtedness only on a nonrecourse basis to the extent appropriate as provided in this Agreement, except as such Members and the Managing Member shall otherwise agree. If the indebtedness financing such repurchased interests is not so limited, the Company may require an assumption by the Members of such indebtedness on the terms thereof as a precondition to allocation of the related Capital Commitment Interests to such Members; provided, that a Member shall not, except as set forth in his Investor Note, be obligated to accept any personally recourse obligation unless his prior consent is obtained. So long as the Company itself retains the Unallocated Capital Commitment Interests pursuant to clause (iii) above, such Unallocated Capital Commitment Interests shall belong to the Company and any indebtedness financing the Unallocated Capital Commitment Interests shall be an obligation of the Company to which all income of the Company is subject except as otherwise agreed by the lender of such indebtedness. Any Capital Commitment Net Income (Loss) on an Unallocated Capital Commitment Interest shall be allocated to each Member in the proportion his aggregate Capital Commitment Capital Accounts bear to the aggregate Capital Commitment Capital Accounts of all Members; debt service on such related financing will be an expense of the Company allocable to all Members in such proportions.

(g) If a Member is required to Withdraw from the Company with respect to such Member’s Capital Commitment Member Interest for Cause, then his Capital Commitment Interest shall be settled in accordance with paragraphs (a)-(f) and (j) of this Section 8.1; provided, that if such Member was not at any time a direct Regular Member of the Company, the Managing Member may elect (but shall not be required) to apply any or all the following terms and conditions to such settlement:

(i) purchase for cash all of such Withdrawn Member’s Non-Contingent Capital Commitment Interests. The purchase price for each such Non-Contingent Capital Commitment Interest shall be the lower of (A) the original cost of such Non-Contingent Capital Commitment Interest or (B) an amount equal to the Capital Commitment Value thereof;

(ii) allow the Withdrawn Member to retain such Non- Contingent Capital Commitment Interests; provided, that the maximum amount of Capital Commitment Net Income allocable to such Withdrawn Member with respect to any Capital Commitment Investment shall equal the amount of Capital Commitment Net Income that would have been allocated to such Withdrawn Member if such Capital Commitment Investment had been sold as of the Settlement Date at the then prevailing Capital Commitment Value thereof; or

(iii) in lieu of cash, purchase such Non-Contingent Capital Commitment Interests by providing the Withdrawn Member with a promissory note in the amount determined in (i) above. Such promissory note shall have a maximum term of ten (10) years with interest at the Federal Funds Rate.

(h) The Company will assist a Withdrawn Member or his estate or guardian, as the case may be, in the settlement of the Withdrawn Member’s Capital Commitment Member Interest in the Company. Third party costs incurred by the Company in providing this assistance will be borne by the Withdrawn Member or his estate.

(i) The Company may reasonably determine in good faith to retain outside professionals to provide the assistance to Withdrawn Members or their estates or guardians, as referred to above. In such instances, the Company will obtain the prior approval of a Withdrawn Member or his estate or guardian, as the case may be, prior to engaging such professionals. If the Withdrawn Member (or his estate or guardian) declines to incur such costs, the Company will provide such reasonable assistance as and when it can so as not to interfere with the Company’s day-to-day operating, financial, tax and other related responsibilities to the Company and the Members.

(j) Each Member hereby irrevocably appoints the Managing Member as such Member’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file, on behalf of such Member, any and all agreements, instruments, documents and certificates which such Managing Member deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 8.1, including, without limitation, the performance of any obligation of such Member or the Company or the exercise of any right of such Member or the Company. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the Withdrawal from the Company of any Member for any reason and shall not be affected by the death, disability or incapacity of such Member.

8.2. Transfer of Member’s Capital Commitment Interest. Except as otherwise agreed by the Managing Member, no Member or former Member shall have the right to sell, assign, mortgage, pledge or otherwise dispose of or transfer (“Transfer”) all or part of any such Member’s Capital Commitment Member Interest in the Company; provided, that this Section 8.2 shall in no way impair Transfers (i) as permitted in Section 8.1 above, in the case of the purchase of a Withdrawn Member’s or deceased or Totally Disabled Member’s Capital Commitment Interests, (ii) Transfers by a Member to another Member of Non- Contingent Capital Commitment Interests, (iii) Transfers of up to 25% of a Regular Member’s Capital Commitment Member Interest to an Estate Planning Vehicle and (iv) with the prior written consent of the Managing Member (which consent may be withheld without giving any reason therefor). No person acquiring an interest in the Company pursuant to this Section 8.2 shall become a Member of the Company, or acquire such Member’s right to participate in the affairs of the Company, unless such person shall be admitted as a Member pursuant to Section 6.1. A Member shall not cease to be a Member of the Company upon the collateral assignment of, or the pledging or granting of a security interest in, its entire Interest in the Company in accordance with the provisions of this Agreement.

8.3. Compliance with Law. Notwithstanding any provision hereof to the contrary, no sale or Transfer of a Capital Commitment Interest in the Company may be made except in compliance with all Federal, state and other applicable laws, including Federal and state securities laws.

ARTICLE IX

DISSOLUTION

9.1. Dissolution. The Company shall be dissolved and subsequently terminated:

(a) pursuant to Section 6.6; or

(b) upon the expiration of the Term.

9.2. Final Distribution. Upon the dissolution of the Company, and following the payment of creditors of the Company and the making of provisions for the payment of any contingent, conditional or unmatured claims known to the Company as required under the LLC Act:

(a) The Members’ respective interests in the Company shall be valued and settled in accordance with the procedures set forth in Section 6.5 which provide for allocations to the GP-Related Capital Accounts of the Members and distributions in accordance with the GP-Related Capital Account balances of the Members; and

(b) With respect to each Member’s Capital Commitment Member Interest, an amount shall be paid to such Member in cash or Securities in an amount equal to such Member’s respective Capital Commitment Liquidating Share for each Capital Commitment Investment; provided, that if the remaining assets relating to any Capital Commitment Investment shall not be equal to or exceed the aggregate Capital Commitment Liquidating Shares for such Capital Commitment Investment, to each Member in proportion to its Capital Commitment Liquidating Share for such Capital Commitment Investment; and the remaining assets of the Company related to the Members’ Capital Commitment Member Interests shall be paid to the Members in cash or Securities in proportion to their respective Capital Commitment Profit Sharing Percentages for each Capital Commitment Investment from which such cash or Securities are derived.

The Managing Member shall be the liquidator. In the event that the Managing Member is unable to serve as liquidator, a liquidating trustee shall be chosen by the affirmative vote of a Majority in Interest of the Members voting at a meeting of Members (excluding Nonvoting Special Members).

9.3. Amounts Reserved Related to Capital Commitment Member Interests.

(a) If there are any Securities or other property or other investments or securities related to the Members’ Capital Commitment Member Interests which, in the judgment of the liquidator, cannot be sold, or properly distributed in kind in the case of dissolution, without sacrificing a significant portion of the value thereof, the value of a Member’s interest in each such Security or other investment or security may be excluded from the amount distributed to the Members participating in the related Capital Commitment Investment pursuant to clause (ii) of Section 9.2(b). Any interest of a Member, including his pro rata interest in any gains, losses or distributions, in Securities or other property or other investments or securities so excluded shall not be paid or distributed until such time as the liquidator shall determine.

(b) If there is any pending transaction, contingent liability or claim by or against the Company related to the Members’ Capital Commitment Member Interests as to which the interest or obligation of any Member therein cannot, in the judgment of the liquidator, be then ascertained, the value thereof or probable loss therefrom may be deducted from the amount distributable to such Member pursuant to clause (ii) of Section 9.2(b). No amount shall be paid or charged to any such Member on account of any such transaction or claim until its final settlement or such earlier time as the liquidator shall determine. The Company may meanwhile retain from other sums due such Member in respect of such Member’s Capital Commitment Member Interest an amount which the liquidator estimates to be sufficient to cover the share of such Member in any probable loss or liability on account of such transaction or claim.

(c) Upon determination by the liquidator that circumstances no longer require the exclusion of any Securities or other property or retention of sums as provided in paragraphs (a) and (b) of this Section 9.3, the liquidator shall, at the earliest practicable time, distribute as provided in clause (ii) of Section 9.2(b) such sums or such Securities or other property or the proceeds realized from the sale of such Securities or other property to each Member from whom such sums or Securities or other property were withheld.

ARTICLE X

MISCELLANEOUS

10.1. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the Managing Member may bring, or may cause the Company to bring, on behalf of the Managing Member or the

Company or on behalf of one or more Members, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Member (i) expressly consents to the application of paragraph (c) of this Section 10.1 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Managing Member as such Member’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon any such agent, who shall promptly advise such Member of any such service of process, shall be deemed in every respect effective service of process upon the Member in any such action or proceeding.

(c) (i) EACH MEMBER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 10.1, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum(s) designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c)(i) of this Section 10.1 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 10.1 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 10.1, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 10.1. In that case, this Section 10.1 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 10.1 shall be construed to omit such invalid or unenforceable provision.

10.2. Ownership and Use of the Blackstone Name. The Company acknowledges that Blackstone TM L.L.C. (“TM”), a Delaware limited liability company with a principal place of business at 345 Park Avenue, New York, New York 10154, (or its successors or assigns) is the sole and exclusive owner of the mark and name BLACKSTONE and that the ownership of, and the right to use, sell or otherwise dispose of, the firm name or any abbreviation or modification thereof which consists of or includes BLACKSTONE, shall belong exclusively to TM. The Company shall not be permitted to use the BLACKSTONE name and service mark without the prior written consent of TM. To the extent the Company is permitted to use the BLACKSTONE name and service mark, all services rendered by the Company under the BLACKSTONE mark and name will be rendered in a manner and with quality levels that are consistent with the high reputation heretofore developed for the BLACKSTONE mark by TM and its Affiliates and licensees. The Company understands that, to the extent TM hereinafter permits the Company to use the BLACKSTONE name and service mark, TM may thereafter terminate the Company’s right to use BLACKSTONE at any time in TM’s sole discretion by giving the Company written notice of termination. Promptly following any such termination, the Company will take all steps necessary to change its company name to one which does not include BLACKSTONE or any confusingly similar term and cease all use of BLACKSTONE or any term confusingly similar thereto as a service mark or otherwise.

10.3. Written Consent. Any action required or permitted to be taken by a vote of Members at a meeting may be taken without a meeting if a Majority in Interest of the Members consent thereto in writing.

10.4. Letter Agreements; Schedules. The Managing Member may, or may cause the Company to, enter into separate letter agreements with individual Members, officers or employees with respect to GP-Related Profit Sharing Percentages, Capital Commitment Profit Sharing Percentages, benefits or any other matter, in each case on terms and conditions not inconsistent with this Agreement. The Managing Member may from time to time execute and deliver to the Members schedules which set forth the then current capital balances, GP-Related Profit Sharing Percentages and Capital Commitment Profit Sharing Percentages of the Members and any other matters deemed appropriate by the Managing Member. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever; provided, that this in no way limits the effectiveness of any Commitment Agreement.

10.5. Governing Law; Separability of Provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. In particular, the Company has been formed pursuant to the LLC Act, and the rights and liabilities of the Members shall be as provided therein, except as herein otherwise expressly provided. If any provision of this Agreement shall be held to be invalid, such provision shall be given its meaning to the maximum extent permitted by law and the remainder of this Agreement shall not be affected thereby.

10.6. Successors and Assigns. This Agreement shall be binding upon and shall, subject to the penultimate sentence of Section 6.3(a), inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any successor to a trustee of a trust which is or becomes a party hereto; provided, that no person claiming by, through or under a Member (whether such Member’s heir, personal representative or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof) except the right to receive only those distributions expressly payable to such person pursuant to Articles VI and VIII. Any Member or Withdrawn Member shall remain liable for the obligations under this Agreement (including any Net GP-Related Recontribution Amounts and any Capital Commitment Recontribution Amount) of any transferee of all or any portion of such Member’s or Withdrawn Member’s interest in the

Company, unless waived by the Managing Member. The Company shall, if the Managing Member determine, in its good faith judgment, based on the standards set forth in Sections 5.8(d)(ii), 5.8(d)(iii) and 7.4(g), to pursue such transferee, pursue payment (including any Net GP-Related Recontribution Amounts and/or Capital Commitment Recontribution Amounts) from the transferee with respect to any such obligations. Nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, on any person other than the Members and their respective legal representatives, heirs, successors and permitted assigns. Notwithstanding the foregoing, solely to the extent required by the BCVP Agreements, (x) each Limited Partner (as defined in the BCVP Agreements) of BCVP shall be a third-party beneficiary of the provisions of Sections 5.8(d)(i)(A), 5.8(d)(ii) and 5.8(d)(iii) (and the definitions relating thereto), solely as they relate to any Clawback Amount (for purpose of this sentence, as defined in Section 9.4(a) of the BCVP Partnership Agreement), and (y) Sections 5.8(d)(i)(A), 5.8(d)(ii) and 5.8(d)(iii) (and the definitions relating thereto), solely as they relate to any Clawback Amount (for purpose of this sentence, as defined in Section 9.4(a) of the BCVP Partnership Agreement), shall not be amended in a manner adverse to the Limited Partners of BCVP without the consent of 66 2/3 % in Interest of such Limited Partners (as such terms are used in the BCVP Agreements).

10.7. Confidentiality. By executing this Agreement, each Member expressly agrees, at all times during the term of the Company and thereafter and whether or not at the time a Member of the Company, to maintain the confidentiality of, and not to disclose to any person other than the Company, another Member or a person designated by the Company, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Company that shall not be generally known to the public or the securities industry, except as otherwise required by law or by any regulatory or self-regulatory organization having jurisdiction; provided, that any corporate Member may disclose any such information it is required by law, rule, regulation or custom to disclose. Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulation Section 1.6011-4(b)(3)(i), each Member (and any employee, representative or other agent of such Member) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Company, it being understood and agreed, for this purpose, (1) the name of, or any other identifying information regarding (a) the Members or any existing or future investor (or any Affiliate thereof) in any of the Members, or (b) any investment or transaction entered into by the Members; (2) any performance information relating to any of the Members or their investments; and (3) any performance or other information relating to previous funds or investments sponsored by any of the Members, does not constitute such tax treatment or tax structure information.

10.8. Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing (including telecopy or similar writing) and shall be given to any Member at its address or telecopy number shown in the Company’s books and records or, if given to the Managing Member, at the address of the Company provided herein. Each such notice shall be effective (i) if given by telecopy, upon dispatch, and (ii) if given by hand delivery, when delivered to the address of such Member or Managing Member specified as aforesaid.

10.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute a single instrument.

10.10. Power of Attorney. Each Member hereby irrevocably appoints the Managing Member as such Member’s true and lawful representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Company. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent Withdrawal from the Company of any Member for any reason and shall not be affected by the subsequent disability or incapacity of such Member.

10.11. Member’s Will. Each Member and Withdrawn Member shall include in his or her will a provision that addresses certain matters in respect of his or her obligations relating to the Company that is satisfactory to the Managing Member and each such Member and Withdrawn Member shall confirm annually to the Company, in writing, that such provision remains in his current will. Where applicable, any estate planning trust of such Member or Withdrawn Member to which a portion of such Member’s or Withdrawn Member’s Interest is transferred shall include a provision substantially similar to such provision and the trustee of such trust shall confirm annually to the Company, in writing, that such provision or its substantial equivalent remains in such trust. In the event any Member or Withdrawn Member fails to comply with the provisions of this Section 10.11 after the Company has notified such Member or Withdrawn Member of his failure to so comply and such failure to so comply is not cured within 30 days of such notice, the Company may withhold any and all distributions to such Member until the time at which such party complies with the requirements of this Section 10.11.

10.12. Cumulative Remedies. Rights and remedies under this Agreement are cumulative and do not preclude use of other rights and remedies available under applicable law.

10.13. Legal Fees. Except as more specifically provided herein, in the event of a legal dispute (including litigation, arbitration or mediation) between any Member or Withdrawn Member and the Company, arising in connection with any party seeking to enforce Section 4.1(d) or any other provision of this Agreement relating to the Holdback, the Clawback Amount, the GP-Related Giveback Amount, the Capital Commitment Giveback Amount, the Net GP-Related Recontribution Amount or the Capital Commitment Recontribution Amount, the “losing” party to such dispute shall promptly reimburse the “victorious party” for all reasonable legal fees and expenses incurred in connection with such dispute (such determination to be made by the relevant adjudicator). Any amounts due under this Section 10.13 shall be paid within 30 days of the date upon which such amounts are due to be paid and such amounts remaining unpaid after such date shall accrue interest at the Default Interest Rate.

10.14. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Subject to Section 10.4, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written. In the event that it is impracticable to obtain the signature of any of the Members to this Agreement, this Agreement shall be binding among the other Members executing the same.

MANAGING MEMBER:

BLACKSTONE HOLDINGS III L.P.

By:	Blackstone Holdings III GP L.P., its General Partner

By:	Blackstone Holdings III GP Management L.L.C., its General Partner

By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Chief Legal Officer